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                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

                           Dated as of March 14, 1997

                                      among

                           QUALITY FOOD CENTERS, INC.,

                          QUALITY FOOD HOLDINGS, INC.,

                               QUALITY FOOD, INC.,

                         BANK OF AMERICA NATIONAL TRUST
                            AND SAVINGS ASSOCIATION,

                             as Administrative Agent
                                and Paying Agent,

                            THE CHASE MANHATTAN BANK,

                            as Administrative Agent,

                                       and

                  THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO



                                   Arranged by


                          BANCAMERICA SECURITIES, INC.

                                       and

                              CHASE SECURITIES INC.

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                                TABLE OF CONTENTS

Section                                                                     Page
                                                                            ----

                                    ARTICLE I

                                   DEFINITIONS

   1.1    Certain Defined Terms............................................  1
   1.2    Other Interpretive Provisions.................................... 27
   1.3    Accounting Principles............................................ 28

                                   ARTICLE II

                                   THE CREDITS

   2.1    Amounts and Terms of Credits..................................... 29
          (a)  The Term Credit............................................. 29
          (b)   The Revolving Credit....................................... 29
          (c)   The Acquisition Credit..................................... 29
   2.2    Loan Accounts.................................................... 29
   2.3    Procedure for Borrowing of Term Loans, Revolving Loans
          and Acquisition Loans............................................ 30
   2.4    Conversion and Continuation Elections............................ 31
   2.5    Swingline Loans.................................................. 33
   2.6    Reduction or Termination of Commitments.......................... 35
          (a)  Voluntary Reduction or Termination of Commitments........... 35
          (b)  Scheduled Mandatory Reductions of Acquisition
                Facility Commitment Amount................................. 36
          (c)  Mandatory Reductions resulting from Potential
                Subordinated Note Prepayment............................... 36
   2.7    Optional Prepayments of Revolving Loans, Acquisition
          Loans and Term Loans............................................. 36
   2.8    Mandatory Prepayments............................................ 37
          (a)  Term Loans.................................................. 37
          (b)   Prepayments resulting from Acquisition Facility
                Commitment Amount Reductions............................... 38
          (c)   Prepayments of Acquisition Loans and Revolving
                Loans resulting from Potential Subordinated
                Note Prepayments........................................... 38
   2.9    Repayment........................................................ 38
          (a)  The Term Credit............................................. 38
          (b)   The Revolving Credit....................................... 38
          (c)   The Acquisition Facility Credit............................ 38
   2.10   Interest......................................................... 38
   2.11   Fees............................................................. 39
          (a)   Arrangement, Agency Fees................................... 39
          (b)   Commitment Fees............................................ 39
   2.12   Computation of Fees and Interest................................. 40
   2.13   Payments by the Borrowers........................................ 40


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   2.14   Payments by the Lenders to the Paying Agent...................... 41
   2.15   Sharing of Payments, Etc......................................... 42

                                   ARTICLE III

                              THE LETTERS OF CREDIT

   3.1    The Letter of Credit Subfacility................................. 43
   3.2    Issuance, Amendment and Renewal of Letters of Credit............. 44
   3.3    Existing Letters of Credit; Risk Participations,
          Drawings and Reimbursements...................................... 47
   3.4    Repayment of Participations...................................... 49
   3.5    Role of the Issuing Lenders...................................... 49
   3.6    Obligations Absolute............................................. 50
   3.7    Cash Collateral Pledge........................................... 52
   3.8    Letter of Credit Fees............................................ 52
   3.9    Uniform Customs and Practice..................................... 52

                                   ARTICLE IV

                     TAXES, YIELD PROTECTION AND ILLEGALITY

   4.1    Taxes............................................................ 53
   4.2    Illegality....................................................... 54
   4.3    Increased Costs and Reduction of Return.......................... 55
   4.4    Funding Losses................................................... 56
   4.5    Inability to Determine Rates..................................... 57
   4.6    Certificates of Lenders.......................................... 58
   4.7    Substitution of Lenders.......................................... 58
   4.8    Survival......................................................... 59

                                    ARTICLE V

                              CONDITIONS PRECEDENT

   5.1    Conditions of Effectiveness...................................... 59
          (a)   Credit Agreement and Notes................................. 59
          (b)   Resolutions and Incumbency of the Credit Parties........... 59
          (c)   Organization Documents; Good Standing...................... 60
          (d)   Legal Opinions............................................. 60
          (e)   Payment of Fees............................................ 60
          (f)   Certificate................................................ 60
          (g)   Pledge Agreements.......................................... 61
          (h)   Intercompany Guaranty (QFC)................................ 61
          (i)   Pricing Certificate........................................ 61
          (j)   Other Documents............................................ 61
   5.2    Conditions to All Credit Extensions.............................. 61
          (a)   Notice, Application........................................ 61
          (b)   Continuation of Representations and Warranties............. 62
          (c)   No Existing Default........................................ 62
          (d)   Availability............................................... 62


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                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

   6.1    Corporate Existence and Power.................................... 62
   6.2    Corporate Authorization; No Contravention........................ 63
   6.3    Governmental Authorization....................................... 63
   6.4    Binding Effect................................................... 63
   6.5    Litigation....................................................... 63
   6.6    No Default....................................................... 64
   6.7    ERISA Compliance................................................. 64
   6.8    Use of Proceeds; Margin Regulations.............................. 65
   6.9    Title to Properties.............................................. 65
   6.10   Taxes............................................................ 65
   6.11   Financial Condition.............................................. 65
   6.12   Environmental Matters............................................ 66
   6.13   Regulated Entities............................................... 66
   6.14   No Burdensome Restrictions....................................... 66
   6.15   Copyrights, Patents, Trademarks and Licenses, etc................ 66
   6.16   Subsidiaries..................................................... 67
   6.17   Insurance........................................................ 67
   6.18   Full Disclosure.................................................. 67
   6.19   Solvency, etc.................................................... 67

                                   ARTICLE VII

                              AFFIRMATIVE COVENANTS

   7.1    Financial Statements............................................. 68
   7.2    Certificates; Other Information.................................. 68
   7.3    Notices.......................................................... 69
   7.4    Preservation of Corporate Existence, Etc......................... 70
   7.5    Maintenance of Property.......................................... 71
   7.6    Insurance........................................................ 71
   7.7    Payment of Obligations........................................... 71
   7.8    Compliance with Laws............................................. 72
   7.9    Compliance with ERISA............................................ 72
   7.10   Inspection of Property and Books and Records..................... 72
   7.11   Environmental Laws............................................... 72
   7.12   Use of Proceeds.................................................. 72
   7.13   Further Assurances............................................... 73
   7.14   Interest Rate Protection......................................... 74

                                  ARTICLE VIII

                               NEGATIVE COVENANTS

   8.1    Limitation on Liens.............................................. 74
   8.2    Consolidations and Mergers....................................... 76
   8.3    Loans and Investments............................................ 77
   8.4    Limitation on Funded Debt........................................ 78


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   8.5    Transactions with Affiliates..................................... 80
   8.6    Margin Stock..................................................... 80
   8.7    Contingent Obligations........................................... 80
   8.8    Amendments to Certain Documents.................................. 81
   8.9    Restricted Payments.............................................. 81
   8.10   Interest and Rental Expense Coverage Ratio....................... 82
   8.11   Leverage Ratio................................................... 82
   8.12   Senior Leverage Ratio............................................ 83
   8.13   Net Worth........................................................ 83
   8.14   ERISA............................................................ 83
   8.15   Line of Business................................................. 83
   8.16   Restrictive Agreements........................................... 83
   8.17   Accounting Changes............................................... 84
   8.18   Santee Agreements................................................ 84

                                   ARTICLE IX

                                EVENTS OF DEFAULT

   9.1    Event of Default................................................. 84
          (a)  Non-Payment................................................. 84
          (b)  Representation or Warranty.................................. 84
          (c)  Specific Defaults........................................... 85
          (d)  Other Defaults.............................................. 85
          (e)  Cross-Default............................................... 85
          (f)  Insolvency; Voluntary Proceedings........................... 85
          (g)  Involuntary Proceedings..................................... 85
          (h)  ERISA....................................................... 86
          (i)  Monetary Judgments.......................................... 86
          (j)  Non-Monetary Judgments...................................... 86
          (k)  Change of Control........................................... 86
          (l)  Ownership of Certain Subsidiaries........................... 87
          (m)  Guaranties.................................................. 87
          (n)  Collateral Documents, etc................................... 87
   9.2    Remedies......................................................... 87
   9.3    Rights Not Exclusive............................................. 88

                                    ARTICLE X

                           PARENT GUARANTY PROVISIONS

   10.1   Parent Guaranty.................................................. 88
   10.2   Acceleration of Parent Guaranty.................................. 89
   10.3   Parent Guaranty Absolute, etc.................................... 89
   10.4   Reinstatement, etc............................................... 90
   10.5   Waiver, etc...................................................... 91
   10.6   Delay of Subrogation............................................. 91
   10.7   Binding on Successors, Transferees and Assigns;
          Assignment of Parent Guaranty.................................... 91
   10.8   No Waiver; Remedies; Security.................................... 91


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                                   ARTICLE XI

                                   THE AGENTS

   11.1    Appointment and Authorization................................... 92
   11.2    Delegation of Duties............................................ 92
   11.3    Liability of Agent.............................................. 92
   11.4    Reliance by Agents.............................................. 93
   11.5    Notice of Default............................................... 94
   11.6    Credit Decision................................................. 94
   11.7    Indemnification of Agents....................................... 95
   11.8    Agents in Individual Capacity................................... 95
   11.9    Successor Agent................................................. 95
   11.10   Withholding Tax................................................. 96
   11.11   Collateral Matters.............................................. 98
   11.12   Other Agents.................................................... 99
   12.1    Amendments and Waivers.......................................... 99
   12.2    Notices.........................................................100
   12.3    No Waiver; Cumulative Remedies..................................101
   12.4    Costs and Expenses..............................................101
   12.5    Indemnification by Borrowers....................................102
   12.6    Payments Set Aside..............................................102
   12.7    Successors and Assigns..........................................103
   12.8    Assignments, Participations, etc................................103
   12.9    Confidentiality.................................................105
   12.10   Set-off.........................................................106
   12.11   Automatic Debits of Fees........................................106
   12.12   Notification of Addresses, Lending Offices, Etc.................106
   12.13   Counterparts....................................................106
   12.14   Severability....................................................107
   12.15   No Third Parties Benefited......................................107
   12.16   Subsidiary References...........................................107
   12.17   Governing Law and Jurisdiction..................................107
   12.18   Waiver of Jury Trial............................................107
   12.19   Entire Agreement................................................108
   12.20   Restructuring Effective Date....................................108
   12.21   Amendment and Restatement.......................................108


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SCHEDULES

   Schedule 1.1(a) Pricing Schedule
   Schedule 1.1(b) Commitments and Pro Rata Shares
   Schedule 1.1(c) Properties Held For Sale
   Schedule 1.1(d) Terms of Product Purchase Agreement
   Schedule 1.1(e) Terms of Santee Debt Placement Agreement
   Schedule 1.1(f) Terms Governing Santee Loans
   Schedule 1.1(g) Terms Governing Santee Guaranty
   Schedule 1.1(h) Form of Permitted Comfort Letter
   Schedule 2.1    Term Commitment Amount and Acquisition Facility
                   Commitment Amount
   Schedule 2.9    Term Loan Repayment Dates
   Schedule 3.3    Existing Letters of Credit
   Schedule 6.5    Litigation
   Schedule 6.7    ERISA
   Schedule 6.11   Material Indebtedness and other Liabilities
   Schedule 6.12   Environmental Matters
   Schedule 6.16   Subsidiaries and Equity Investments
   Schedule 6.17   Insurance
   Schedule 8.1    Liens
   Schedule 8.3    Investments
   Schedule 8.4    Funded Debt
   Schedule 8.7    Contingent Obligations
   Schedule 12.2   Offshore and Domestic Lending Offices;
                   Addresses for Notices

   EXHIBITS

   Exhibit A       Form of Notice of Borrowing
   Exhibit B       Form of Notice of Conversion/Continuation
   Exhibit C       Form of Compliance Certificate
   Exhibit D-1     Form of Legal Opinion of Bogle & Gates P.L.L.C.
   Exhibit D-2     Form of Opinion of Paul, Hastings, Janofsky &
                     Walker LLP
   Exhibit D-3     Form of Opinion of Rosenberg & Liebentritt, P.C.
   Exhibit E       Form of Legal Opinion of Mayer, Brown & Platt
   Exhibit F       Form of Assignment and Acceptance
   Exhibit G       Form of Note
   Exhibit H       Form of Pledge Agreement
   Exhibit I       Form of Guaranty
   Exhibit J       Form of Intercompany Note


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

                      AMENDED AND RESTATED CREDIT AGREEMENT

      THIS AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of March 14, 1997, among QUALITY FOOD CENTERS, INC., a Washington corporation ("QFC"), QUALITY FOOD HOLDINGS, INC., a Delaware corporation ("Holdings"), QUALITY FOOD, INC., a Delaware corporation ("Parent"), the financial institutions from time to time party to this Agreement (collectively the "Lenders"; individually each a "Lender"), THE CHASE MANHATTAN BANK, as Administrative Agent, and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Administrative Agent and Paying Agent.

      WHEREAS, QFC, various financial institutions and Bank of America National Trust and Savings Association, as agent, have entered into a Credit Agreement, dated as of March 15, 1995 (as amended or otherwise modified, the "Existing Agreement"); and

      WHEREAS, QFC, the Agents and the Lenders have agreed to amend and restate the Existing Agreement as hereinafter set forth;

      NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficient of which are hereby acknowledged, the parties hereto agree that the Existing Agreement shall be amended and restated in its entirety as follows:

                                    ARTICLE I

                                   DEFINITIONS

      1.1 Certain Defined Terms. The following terms have the following meanings:

            Acquisition means any transaction for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business unit (including any retail store) or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or other equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any similar combination with another Person (other than a Person that is a Subsidiary), provided that (i) in the case of any such transaction involving the Company or a Borrower, the Company or such Borrower is the surviving entity and (ii) in the case of any other such


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      transaction, the surviving entity is, or as a result of such transaction becomes, a Subsidiary.

            Acquisition Facility Commitment Amount means the amount determined in accordance with Schedule 2.1, subject to the Facility Adjustment and subject to reduction from time to time in accordance with the terms hereof.

            Acquisition Loan - see Section 2.1.

            Administrative Agent means each of BofA and Chase, in each case acting in its capacity as administrative agent for the Lenders hereunder, and any successor administrative agent arising under Section 11.9.

            Affected Lender means any Lender which has (a) made a claim for compensation under Section 4.1 or 4.3, (b) given a notice (which has not been withdrawn) of the type described in subsection 4.2(a) or 4.2(b) or
      (c) wrongfully failed to make any Loan.

            Affiliate means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power (a) to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise, or (b) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for election of directors, managing general partners or similar officials of the other Person.

            Agent means the Paying Agent and each Administrative Agent.

            Agent-Related Persons means each Agent and any successor agent arising under Section 11.9, any Issuing Lender, and the Swingline Lender and any successor thereto, together with their respective Affiliates (including the Arrangers), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

            Agent's Payment Office means the address for payments set forth on the signature page hereto in relation to the Paying Agent, or such other address as the Paying Agent may from time to time specify.

            Agreement means this Amended and Restated Credit Agreement.


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

            Applicable Margin means

                  (i) with respect to Base Rate Loans, the Base Rate Margin set forth in Schedule 1.1(a); and

                  (ii) with respect to Offshore Rate Loans, the Offshore Margin set forth in Schedule 1.1(a).

            Arrangers means each of BancAmerica Securities, Inc. and Chase Securities Inc.

            Asset Sale means any sale, lease or other disposition by the Company or any Subsidiary of any assets outside the ordinary course of business (excluding Sale-Leasebacks but including sales of surplus property); provided that no sale or other disposition of any store acquired in connection with the acquisition of the stock of KUI pursuant to the KUI Acquisition Agreement shall be considered an "Asset Sale" if such sale is completed prior to the time such store has converted to operation under the "Quality Food" name.

            Assignee - see subsection 12.8(a).

            Assignment and Acceptance - see subsection 12.8(a).

            Attorney Costs means and includes all reasonable fees and disbursements of any law firm or other external counsel and, without duplication, the reasonable allocated cost of internal legal services and all reasonable disbursements of internal counsel.

            Bankruptcy Code means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. ss.101, et seq.).

            Base Rate means, for any day, the higher of: (a) 0.50% per annum above the latest Federal Funds Rate; and (b) the rate of interest in effect for such day as publicly announced from time to time by BofA in San Francisco, California, as its "reference rate." (The "reference rate" is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.) Any change in the reference rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

            Base Rate Loan means a Loan, or an L/C Advance, that bears interest based on the Base Rate.


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

            BofA means Bank of America National Trust and Savings Association, a national banking association.

            Borrower means (a) prior to the Restructuring Effective Date, QFC, and (b) on and after the Restructuring Effective Date, with respect to the Term Loans, QFC, and with respect to all other Loans and all Letters of Credit (and all fees and other matters related thereto), Holdings.

            Borrowing means a borrowing hereunder consisting of (a) Acquisition Loans, Revolving Loans or Term Loans made to a Borrower of the same Type, made (or continued or converted) on the same day and, other than in the case of Base Rate Loans, having the same Interest Period or (b) a Swingline Loan made to a Borrower by the Swingline Lender, in each case pursuant to Article II.

            Borrowing Date means any date on which a Borrowing occurs under
      Section 2.3 or 2.5.

            Business Day means any day other than a Saturday, Sunday or other day on which commercial banks in Seattle, Chicago, New York or San Francisco are authorized or required by law to close and, if the applicable Business Day relates to an Offshore Rate Loan, means such a day on which dealings are carried on in the applicable offshore dollar interbank market.

            Canadian Acquisition means any Acquisition (x) of a Person which will be a Canadian Subsidiary or (y) where more than an immaterial portion of the assets acquired, or more than an immaterial portion of the businesses of the Person acquired, are located in Canada.

            Canadian Subsidiary means any Subsidiary organized under the Laws of Canada or one of its Provinces and which conducts substantially all of its business in Canada.

            Capital Adequacy Regulation means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

            Capital Expenditures means all expenditures which, in accordance with GAAP, would be required to be capitalized and shown on the consolidated balance sheet of the Company, but excluding expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed (i) from insurance proceeds (or other


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      similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored or (ii) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced.

            Cash Collateralize means to pledge and deposit with or deliver to the Paying Agent, for the benefit of the Paying Agent, the Issuing Lenders and the Lenders, as additional collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance reasonably satisfactory to the Paying Agent and the Issuing Lenders (which documents are hereby consented to by the Lenders). Derivatives of such term shall have corresponding meanings. Each Borrower hereby grants the Paying Agent, for the benefit of the Paying Agent, the Issuing Lenders and the Lenders, a security interest in all such cash and deposit account balances. Cash collateral shall be maintained in blocked, interest bearing deposit accounts at BofA.

            Chase means The Chase Manhattan Bank, a New York banking corporation.

            Code means the Internal Revenue Code of 1986, and regulations promulgated thereunder.

            Collateral Document means each Pledge Agreement and any other document pursuant to which collateral securing the liabilities of either Borrower or any Guarantor under any Loan Document is granted to the Paying Agent for the benefit of itself and the Lenders.

            Comfort Letter Debt means all Indebtedness of Santee in excess of $10,000,000 benefitting from a comfort letter substantially in the form set forth on Schedule 1.1(h).

            Commitment means, as to each Lender, its commitment to make or maintain Loans and participate in other Credit Extensions hereunder. The initial amount of each Lender's Commitment is set forth opposite such Lender's name on Schedule 1.1(b). After the making of the Term Loans on the Effective Date, the amount of each Lender's Commitment shall be deemed to be equal to the amount of such Lender's Term Loan plus such Lender's ratable share of the Revolving Credit Amount and the Acquisition Facility Commitment Amount (or, after termination of the commitments to make Revolving Loans and Acquisition Loans, the amount of such Lender's Revolving Loans and Acquisition Loans).

            Commitment Fee Rate means the applicable Commitment Fee Rate per annum set forth in Schedule 1.1(a).


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

            Company means (x) prior to the Restructuring Effective Date, QFC, and (y) on and after the Restructuring Effective Date, Parent.

            Compliance Certificate means a certificate substantially in the form of Exhibit C.

            Computation Period means any period of four consecutive fiscal quarters of the Company ending on the last day of a fiscal quarter; provided that for purposes of calculating the Interest and Rental Expense Coverage Ratio pursuant to Section 8.10, the Computation Periods ending on the last day of the second, third and fourth fiscal quarters of fiscal year 1997 shall be comprised of the one, two and three fiscal quarter periods, respectively, ending on such dates.

            Contemplated Equity Issuance means the contemplated offering of 4,500,000 Shares (5,175,000 Shares if the underwriters' over-allotment options are exercised in full) substantially on the terms described in the preliminary Prospectus Supplement dated February 18, 1997.

            Contingent Obligation means, as to any Person, any direct or indirect liability of that Person, whether or not contingent, with or without recourse, (a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligation") of another Person (the "primary obligor"), including any obligation of that Person
      (i) to purchase, repurchase or otherwise acquire such primary obligation or any security therefor, (ii) to advance or provide funds for the payment or discharge of such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the holder of such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof (each, a "Guaranty Obligation"); (b) with respect to any Surety Instrument (other than any Letter of Credit) issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments; (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered; or (d) in respect of any Swap Contract. The amount of any Contingent Obligation shall (a) in the case of any Guaranty Obligation, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and (b) in the case of any other Contingent Obligation, be equal to the maximum reasonably anticipated liability in respect thereof.

            Contractual Obligation means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

            Conversion/Continuation Date means any date on which, under Section 2.4, the Company (a) converts Loans of one Type to the other Type or (b) continues a Borrowing of Offshore Rate Loans having an Interest Period expiring on such date for a new Interest Period.

            Credit Extension means and includes (a) the making of any Loan hereunder and (b) the Issuance of any Letter of Credit hereunder.

            Credit Party means each Borrower and each Guarantor.

            Debt to be Repaid means all Debt listed under the heading "Debt to be Repaid" on Schedule 8.4.

            Dollars, dollars and $ each mean lawful money of the United States.

            EBITDA means, for any period, Net Income for such period before gross interest expense, income tax expense, depreciation and amortization and before (i) any extraordinary gains or losses, (ii) any LIFO charges (or credits), (iii) any equity earnings or losses with respect to unconsolidated subsidiaries and (iv) any gain or loss on the sale or other disposition of any of the properties listed on Schedule 1.1(c). For purposes of calculating the Leverage Ratio and the Senior Leverage Ratio for any Computation Period, EBITDA shall be calculated on a pro forma basis (as certified by the Company to the Administrative Agents) assuming that all Acquisitions (including the Acquisitions of KUI and HMI) made, and all divestitures completed, during such Computation Period had been made on the first day of such Computation Period (but without adjustment for expected cost savings or other synergies).

            Effective Amount means, with respect to any outstanding L/C Obligations on any date, the aggregate amount of such L/C Obligations on such date after giving effect to any Issuances of Letters of Credit occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursement of outstanding unpaid drawings under any Letter of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

            Effective Date means the date on which all conditions precedent set forth in Section 5.1 are satisfied or waived by all Lenders (or, in the case of subsection 5.1(e), waived by the Person entitled to receive the applicable payment).

            Eligible Assignee means a commercial bank, savings and loan association, insurance company, mutual fund, commercial finance company or similar financial institution, in each case having a combined capital and surplus of at least $100,000,000.

            Environmental Claims means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

            Environmental Laws means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case relating to environmental matters (including pollution control and protection of the environment).

            ERISA means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

            ERISA Affiliate means any trade or business (whether or not incorporated) under common control with the Company within the meaning of
      Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

            ERISA Event means (a) a Reportable Event with respect to a Pension Plan; (b) the failure to make a required contribution to a Pension Plan if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA; (c) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under
      Section 4062(e) of ERISA; (d) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (e) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (f) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (g) the imposition of any liability under Title IV of ERISA, other than PBGC premiums under Section 4007 of ERISA which are due but not delinquent, upon the Company or any ERISA Affiliate.

            Event of Default means any of the events or circumstances specified in Section 9.1.

            Excess Cash Flow means, for any fiscal year, the remainder, if any, of (a) EBITDA for such fiscal year minus (b) the sum of Capital Expenditures (to the extent paid in cash, but excluding Capital Expenditures made with the proceeds of Funded Debt (other than the Loans)) plus the aggregate amount paid with respect to scheduled payments of principal of Funded Debt plus the aggregate amount of all optional prepayments of the Term Loans pursuant to Section 2.7 plus gross cash interest expense plus the aggregate amount of all cash tax payments, in each case made during such fiscal year.

            Exchange Act means the Securities and Exchange Act of 1934, and regulations promulgated thereunder.

            Excluded Entity means Hughes Realty, Inc., a California corporation, Second Story, Inc., a Washington corporation, Univar San Bernadino, Inc., a California corporation, and MM Foods, Inc., a California corporation, in each case so long as (x) such Person engages in no business other than the businesses such Person is engaged in on the Effective Date and (y) the book value of all assets of such Person does not exceed (i) $5,000,000, in the case of Hughes Realty, Inc., (ii) $4,000,000, in the case of Second Story, Inc., (iii) $100,000, in the case of Univar San Bernadino, Inc., and (iv) $100,000, in the case of MM Foods, Inc.

            Existing Agreement has the meaning specified in the first recital hereof.

            Existing Letters of Credit means the letters of credit described on
      Schedule 3.3.

            Facility Adjustment - see Schedule 2.1.

            Federal Funds Rate means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Paying Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Paying Agent.

            Fee Letter - see subsection 2.11(a).

            Foreign Acquisition means any Acquisition (x) of an entity organized under the laws of any jurisdiction other than the United States or any political subdivision thereof or (y) where more than an immaterial portion of the assets acquired, or more than an immaterial portion of the businesses of the Person acquired, are located outside the United States.

            FRB means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

            Funded Debt means (i) all Indebtedness of the Company and its Subsidiaries of the type described in clauses (a), (b), (c), (d), (e) and
      (f) of the definition of Indebtedness (including the Loans) and, without duplication, (ii) all Guaranty Obligations of the Company and its Subsidiaries with respect to Indebtedness of the type described in clause
      (i) above (excluding, to the extent they would otherwise constitute Guaranty Obligations, any obligations described in subsection 8.7(e) or 8.7(f)).

            GAAP means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

            Governmental Authority means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            Guaranteed Obligations has the meaning specified in Section 10.1 hereof.

            Guarantor means (a) as of the Effective Date, each of HMI, KUA, Parent and Holdings and (b) thereafter, the Persons referred to in clause
      (a), QFC and each other Person which from time to time executes and delivers a counterpart of a Guaranty (but excluding any Person which has been released in writing from its obligations under the applicable Guaranty in accordance with the terms of this Agreement).

            Guaranty means (a) as of the Effective Date, the Intercompany Guaranty (QFC) and the Parent Guaranty and (b) on and after the Restructuring Effective Date, the Intercompany Guaranty (QFC), the Intercompany Guaranty (Holdings) and the Parent Guaranty.

            Guaranty Obligation has the meaning specified in the definition of Contingent Obligation.

            HMI means Hughes Markets, Inc., a California corporation.

            HMI Acquisition Agreement means the Agreement and Plan of Merger, dated as of November 20, 1996, as amended, among QFC, QHI Acquisition Corporation and HMI.

            Holdings - see the Preamble.

            Honor Date - see subsection 3.3(c).

            Indebtedness of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services; (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale agreement or other title retention agreement, or incurred as financing, in either case with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations with respect to capital leases; (g) all net obligations with respect to Swap Contracts; (h) all indebtedness referred to in clauses (a) through (g) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (i) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through
      (g) above. Notwithstanding the foregoing, (x) Indebtedness shall not include trade payables entered into in the ordinary course of business on ordinary terms and (y) neither the Company nor any Subsidiary shall be deemed to have any Indebtedness under clause (h) above solely due to a Lien on the capital stock of Santee or on the equity interest in Santee Holding granted to secure obligations of Santee under the Santee Debt Placement Agreement.

            Indemnified Liabilities - see Section 12.5.

            Indemnified Person - see Section 12.5.

            Independent Auditor - see subsection 7.1(a).

            Insolvency Proceeding means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of such Person's creditors generally or any substantial portion of its creditors, in each case undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

            Intercompany Guaranty (Holdings) means a guaranty, substantially in the form of Exhibit I, to be executed on the Restructuring Effective Date by each then-existing Subsidiary of Parent other than Holdings (and to be subsequently executed by any new Subsidiary of the Company to the extent required by Section 7.13).

            Intercompany Guaranty (QFC) - see subsection 5.1(h).

            Intercompany Loan means any loan made by a Borrower to the Company or any of its Subsidiaries and any loan made by the Company or any of its Subsidiaries to Santee; it being understood that all such loans shall be evidenced by an Intercompany Note.

            Intercompany Note means a promissory note, substantially in the form of Exhibit J, evidencing an Intercompany Loan.

            Interest Payment Date means, as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and, as to any Base Rate Loan, the last Business Day of each calendar quarter, provided that if any Interest Period for an Offshore Rate Loan exceeds three months, the date that falls three months after the beginning of such Interest Period and after each Interest Payment Date thereafter is also an Interest Payment Date.

            Interest Period means, as to any Offshore Rate Loan, the period commencing on the Borrowing Date of such Loan or on the Conversion/Continuation Date on which such Loan is converted into or continued as an Offshore Rate Loan, and ending on the date one, two, three or six months thereafter as selected by the applicable Borrower in its Notice of Borrowing or Notice of Conversion/Continuation; provided that:

                  (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                  (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

                  (iii) no Interest Period for any Revolving Loan or Acquisition
            Loan shall extend beyond the Termination Date; and

                  (iv) no Interest Period applicable to a Term Loan or portion thereof shall extend beyond any Repayment Date unless the aggregate principal amount of Term Loans represented by Base Rate Loans, or by Offshore Rate Loans having Interest Periods that will expire on or before such Repayment Date, equals or exceeds the amount of the scheduled principal payment on such Repayment Date.

            Investment means, relative to any investment of the Company or any Subsidiary,

                  (a) any loan, advance or other extension of credit made by it to any other Person (excluding (i) reasonable commission, travel, salary, relocation, and similar advances or loans to officers and employees made in the ordinary course of business, (ii) other loans and advances to officers and employees for bona fide business purposes not in excess of $2,500,000 in the aggregate at any time outstanding and (iii) deposits in connection with leases, utility services or similar items in the ordinary course of business);

                  (b) any Guaranty Obligation of the Company or such Subsidiary;
            and

                  (c) any capital contribution by the Company or such Subsidiary to, or purchase by the Company or such Subsidiary of stock or other securities or partnership, limited liability company or similar interests in, any other Person, or any other investment evidencing an ownership or similar interest of the Company or such Subsidiary in any other Person;

      and the amount of any Investment shall be the original principal or capital amount thereof less

                  (i) all cash returns of principal or equity thereof; and

                  (ii) in the case of any Guaranty Obligation, any reduction in the aggregate amount of liability under such Guaranty Obligation (and, in each case, without adjustment by reason of the financial condition of such other Person);

      and the amount of such Investment shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property. Notwithstanding the foregoing, increases in prices payable for product by HMI under or in connection with the Product Purchase Agreement shall not be considered Investments.

            IRS means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

            Issuance Date -see subsection 3.1(a).

            Issue means, with respect to any Letter of Credit, to incorporate the Existing Letters of Credit into this Agreement, or to issue or to extend the expiry of, or to renew or increase the amount of, such Letter of Credit; and the terms Issued, Issuing and Issuance have corresponding meanings.

            Issuing Lender means each of BofA, Chase and Union Bank of California, N.A. in its capacity as issuer of one or more Letters of Credit hereunder, together with (i) any replacement letter of credit issuer arising under subsection 11.1(b) or Section 11.9 and (ii) any other Lender which the Agents and the Company have approved in writing as, and which has agreed to act as, an "Issuing Lender" hereunder.

            KUA means KU Acquisition Corporation, a Washington corporation.

            KUI means Keith Uddenberg, Inc., a Washington corporation.

            KUI Acquisition Agreement means the Agreement and Plan of Merger, dated as of December 18, 1996, among QFC, KUA, KUI and certain KUI shareholders.

            L/C Advance means each Lender's participation in any L/C Borrowing in accordance with its Pro Rata Share.

            L/C Amendment Application means an application form for amendment of outstanding standby or commercial documentary letters of credit as shall at any time be in use at the applicable Issuing Lender, as such Issuing Lender shall reasonably request.

            L/C Application means an application form for issuances of standby or commercial documentary letters of credit as shall at any time be in use at the applicable

      Issuing Lender, as such Issuing Lender shall reasonably request.

            L/C Borrowing means an extension of credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the date when made nor converted into a Borrowing of Revolving Loans under subsection 3.3(c).

            L/C Commitment means the commitment of the Issuing Lenders to Issue, and the commitment of the Lenders severally to participate in, Letters of Credit (including the Existing Letters of Credit) from time to time Issued or outstanding under Article III, in an aggregate amount not to exceed on any date the lesser of (a) the Revolving Commitment Amount and (b) $20,000,000, it being understood that the L/C Commitment is a subfacility which may utilize a part of the Revolving Commitment Amount and does not constitute a separate, independent commitment.

            L/C Obligations means at any time the sum of (a) the aggregate undrawn amount of all Letters of Credit then outstanding, plus (b) the amount of all unreimbursed drawings under all Letters of Credit, including all outstanding L/C Borrowings.

            L/C-Related Documents means the Letters of Credit, the L/C Applications, the L/C Amendment Applications and any other document relating to any Letter of Credit, including any of the applicable Issuing Lender's standard form documents for letter of credit issuances.

            Lender - see the Preamble. References to the "Lenders" shall include each Issuing Lender in its capacity as such and the Swingline Lender in its capacity as such; for purposes of clarification only, to the extent that any Issuing Lender or the Swingline Lender may have any rights or obligations in addition to those of the Lenders due to its status as Issuing Lender or Swingline Lender, respectively, its status as such will be specifically referenced.

            Lending Office means, as to any Lender, the office or offices of such Lender specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office", as the case may be, on Schedule 12.2, or such other office or offices as such Lender may from time to time notify the Company and the Paying Agent.

            Letter of Credit means the Existing Letters of Credit and any letter of credit Issued by an Issuing Lender pursuant to Article III.

            Leverage Ratio means, as of any date, the ratio of (a) Funded Debt determined on a consolidated basis as of such date to (b) EBITDA for the Computation Period most recently ended on or before such date for which financial statements have been delivered pursuant to Section 7.1.

            Lien means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law), but not including the interest of a lessor under an operating lease.

            Line of Business Percentage means the result, expressed as a percentage, of (x) that portion of EBITDA generated from retail grocery operations in the United States in conventional retail grocery store formats (including, without limitation, the formats of QFC and HMI in existence on the Effective Date) for any Computation Period divided by (y) total EBITDA for such Computation Period.

            Liquidity Amount means the sum of (i) the aggregate amount of all Contingent Obligations of the Company and its Subsidiaries permitted only by Subsection 8.7(h) plus (ii) the greater of (A) 1.5% of the consolidated sales of the Company and its Subsidiaries for the most recently ended Computation Period and (B) $35,000,000.

            Loan means an extension of credit by a Lender to a Borrower under
      Article II or Article III in the form of a Revolving Loan, Term Loan, Acquisition Loan, Swingline Loan or L/C Advance.

            Loan Documents means this Agreement, any Notes, the Fee Letter, the L/C-Related Documents, each Pledge Agreement, each Guaranty, each interest rate protection agreement entered into with a Lender pursuant to Section
      7.14 and all other agreements, certificates or documents delivered to any Agent or Lender in connection herewith.

            Majority Lenders means at any time Lenders then having Pro Rata Shares totaling more than 50%.

            Margin Stock means "margin stock" as such term is defined in Regulation G, T, U or X of the FRB.

            Material Adverse Effect means (a) a material adverse change in, or a material adverse effect upon, the actual or prospective operations, business, properties or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole; or (b) a material adverse effect upon the legality, validity, binding effect or enforceability against the Company or any Subsidiary of any applicable Loan Document.

            Merger Subsidiary means a Subsidiary organized solely for the purpose of acting as a merger subsidiary in connection with the acquisition of HMI or the consummation of the Restructuring; provided that no such Subsidiary shall have assets of more than $10,000 (prior to the consummation of the applicable transaction at which time it shall cease to be a Merger Subsidiary).

            Multiemployer Plan means a "multiemployer plan", within the meaning of Section 4001(a)(3) of ERISA, with respect to which the Company or any ERISA Affiliate may have any liability.

            Net Cash Proceeds means the cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment or otherwise, but only as and when received) of any Asset Sale, net of (i) all commissions, attorney's fees, accountants' fees, investment banking fees, survey costs, title insurance premiums, required debt payments (other than pursuant to this Agreement) and other fees and charges in connection with such Asset Sale, (ii) estimated taxes (determined in good faith), if any, payable as a result of such Asset Sale and (iii) amounts necessary to retire any Permitted Liens which encumber the applicable assets.

            Net Income means, for any period, the Company's consolidated net income for such period.

            Note means a promissory note executed by a Borrower in favor of a Lender pursuant to subsection 2.2(b) in substantially the form of Exhibit G.

            Notice of Borrowing means a notice in substantially the form of Exhibit A.

            Notice of Conversion/Continuation means a notice in substantially the form of Exhibit B.

            Obligations means all debts, liabilities, obligations, covenants and duties arising under any Loan Document owing by either Borrower to any Lender, the Agents, or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, or now existing or hereafter arising.

            Offshore Rate means, for any Interest Period, with respect to Offshore Rate Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward, unless such rate is an integral multiple of 1/16 or 1/100 of 1%, to an integral multiple of 1/100th of 1%) determined by the Paying Agent as follows:

      Offshore Rate =                IBOR
                      ------------------------------------
                      1.00 - Eurodollar Reserve Percentage

      Where,

            "Eurodollar Reserve Percentage" means for any day for any Interest Period the maximum reserve percentage (expressed as a decimal) in effect on such day (whether or not applicable to any Lender) under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"); and

            "IBOR" means the rate of interest per annum determined by the Paying Agent to be the arithmetic mean (rounded upward, unless it is an integral multiple of 1/16 or 1/100 of 1%, to an integral multiple of 1/100th of 1%) of the rates of interest per annum notified to the Paying Agent by each Reference Lender as the rate of interest at which dollar deposits in the approximate amount of the amount of the Loan to be made or continued as, or converted into, an Offshore Rate Loan by such Reference Lender and having a maturity comparable to such Interest Period would be offered to prime banks in the offshore dollar interbank market at their request at approximately 11:00 a.m. (New York City time) two Business Days prior to the commencement of such Interest Period.

            The Offshore Rate shall be adjusted automatically as to all Offshore Rate Loans then outstanding as of the effective date of any change in the Eurodollar Reserve Percentage.

            Offshore Rate Loan means a Loan that bears interest based on the Offshore Rate.

            Organization Documents means, for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation.

            Other Taxes means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document.

            Parent - see the Preamble.

            Parent Guaranty means the guaranty by Parent set forth in Article X hereof.

            Participant - see subsection 12.8(c).

            Paying Agent means BofA in its capacity as paying agent for the Lenders hereunder, and any successor paying agent arising under Section 11.9.

            PBGC means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

            Pension Plan means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA with respect to which the Company may have any liability.

            Permitted Liens - see Section 8.1.

            Permitted Santee Investments means (x) Investments in and to Santee in an aggregate maximum amount not to exceed $10,000,000 (plus all dividends received by HMI from Santee from and after the Effective Date);
      (y) prior to the closing of the Santee Debt Placement Agreement, advance payments for product purchases in an amount not at any time exceeding $17,000,000 minus the amount of any Comfort Letter Debt; and (z) on terms and conditions substantially consistent with those set forth in Schedule 1.1(f), additional Investments in Santee in the form of loans and advances in an aggregate amount not exceeding $80,000,000 (less the amount of any outstanding guaranty described in subsection 8.4(g), the amount of any Comfort Letter Debt and the outstanding amount of advance payments for product purchases referred to in clause (y) above), it being understood that such $80,000,000 shall be reduced to the extent that any Permitted Santee Investment (other than advance payments for product purchases) is repaid by the proceeds of any Indebtedness incurred under the Santee Debt Placement Agreement.

            Person means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

            Plan means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Company sponsors or maintains or to which the Company makes, is making, or is obligated to make contributions, and includes any Pension Plan.

            Pledge Agreement - see Section 5.1(g).

            Potential Subordinated Note Prepayment means any optional redemption or repurchase of the Subordinated Notes in connection with an "Asset Sale" (as defined in the Subordinated Note Indenture) required by subsection 4.13(1)(b) of the Subordinated Note Indenture.

            Potential Subordinated Note Prepayment Notice means (x) any notice to the Trustee (as defined in the Subordinated Note Indenture) of any optional redemption of the Subordinated Notes or (y) any notice of an "Asset Sale Offer" to the holders of the Subordinated Notes, in each case in connection with a Potential Subordinated Note Prepayment.

            Pro Rata Share means, as to any Lender at any time, the percentage (rounded to the ninth decimal place) at such time of such Lender's Commitment (whether used or unused) divided by the combined Commitments of all Lenders. The initial Pro Rata Share of each Lender is set forth on
      Schedule 1.1(b).

            Product Purchase Agreement means an arrangement (which may be embodied in one or more agreements) by the Santee Owners with Santee for the purchase of product, substantially consistent with the terms and conditions set forth in Schedule 1.1(d).

            QFC - see the Preamble.

            Reference Lenders means BofA and Chase.

            Repayment Date - see subsection 2.9(a).

            Replacement Lender - see Section 4.7.

            Reportable Event means, any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

            Requirement of Law means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

            Responsible Officer means the chief executive officer or the president of the Company, as applicable, or any other officer of such entity having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer or the treasurer of the Company, or any other officer of the Company having substantially the same authority and responsibility.

            Restructuring - see the definition of Restructuring Effective Date.

            Restructuring Effective Date means the date on which each of the following conditions shall have been satisfied:

                  (i) the required percentage of shareholders of QFC shall have approved, and QFC and its Subsidiaries shall have consummated, the restructuring (the "Restructuring") of QFC and its Subsidiaries so that each of QFC and HMI shall be Wholly-Owned Subsidiaries of Holdings, which shall be a Wholly-Owned Subsidiary of Parent, which shall be a publicly held entity, the holders of the Shares of which shall be substantially similar to the holders of the Shares of QFC immediately prior to such restructuring;

                  (ii) Parent shall have delivered to the Administrative Agents a certificate of a Responsible Officer stating that (x) the Restructuring has occurred and (y) no Unmatured Event of Default or Event of Default exists or will result from the Restructuring; and

                  (iii) all Subsidiaries of Parent (other than Holdings) shall have executed and delivered a counterpart of the Intercompany Guaranty (Holdings), and Parent and each Subsidiary thereof shall have executed and delivered to the Agents all agreements and other documents reasonably requested by the Agents pursuant to Section 7.13.

            Revolving Commitment Amount means $125,000,000, subject to reduction from time to time in accordance with the terms hereof.

            Revolving Loan - see Section 2.1.

            Sale-Leaseback means any transaction pursuant to which the Company or any Subsidiary sells or otherwise disposes of any property with the intention of retaining the use thereof under a lease or other comparable arrangement.

            Santee means Santee Dairies, Inc., a California corporation.

            Santee Agreements means the Product Purchase Agreement and the Santee Debt Placement Agreement.

            Santee Debt Placement Agreement means an agreement between Santee and its lenders substantially consistent with the terms and conditions set forth in Schedule 1.1(e).

            Santee Debt Service Coverage Ratio means, for any period, the ratio of (i) the total of Santee's earnings before interest expense, income tax expense, depreciation and amortization for such period before any extraordinary gains or losses minus Santee's capital expenditures for such period to (ii) the sum of required principal payments made by Santee on Indebtedness during such period plus interest expense of Santee for such period.

            Santee Entities means Santee and Santee Holdings.

            Santee Fixed Charge Coverage Ratio means, for any period, the ratio of (i) the total of Santee's earnings before interest expense, income tax expense, depreciation and amortization for such period before any extraordinary gains or losses plus net rents minus Santee's capital expenditures (net of asset sales) for such period to (ii) net interest expense plus net rents.

            Santee Guaranty means a guaranty by the Company or any Subsidiary of Indebtedness of Santee, on terms and conditions substantially consistent with those set forth in Schedule 1.1(g).

            Santee Holdings means any Person, the sole business of which is to hold a 100% ownership interest in Santee and activities reasonably related thereto, and which is initially owned 50% by each Santee Owner.

            Santee Loan means a loan to Santee by the Company or any Subsidiary.

            Santee Owner means HMI or Stater.

            SEC means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

            Senior Funded Debt means all Funded Debt of the Company and its Subsidiaries other than Subordinated Debt.

            Senior Leverage Ratio means, as of any date, the ratio of (a) Senior Funded Debt determined on a consolidated basis as of such date to (b) EBITDA for the Computation Period most recently ended on or before such date for which financial statements have been delivered pursuant to
      Section 7.1 (or in the Certificate described in the footnote in Schedule 1.1(a)).

            Shares means the Company's common stock, $.001 par value per share.

            Specified Net Proceeds means, for any fiscal year, all Net Cash Proceeds received by the Company or any Subsidiary during such fiscal year in excess of $7,500,000; provided that no Net Cash Proceeds shall be included in the calculation of "Specified Net Proceeds" for any fiscal year (x) if such Net Cash Proceeds are invested by the Company or any of its Subsidiaries, as applicable, in noncurrent assets of the Company or any of its Subsidiaries within twelve months of the receipt of such Net Cash Proceeds and (y) after giving effect to such investment, the Line of Business Percentage for the most recent Computation Period (calculated on a pro forma basis (if necessary) as if such investment and the Asset Sale giving rise to such Net Cash Proceeds had occurred at the beginning of such Computation Period) was at least 80%. For purposes of the foregoing and subsection 2.8(a)(i), Net Cash Proceeds shall be deemed received on the earlier of (i) the date the Company certifies that such Net Cash Proceeds will not be reinvested as contemplated by the proviso above and
      (ii) the date one year after actual receipt of such Net Cash Proceeds.

            Stater means Stater Bros. Markets, a California corporation.

            Subordinated Debt means (i) the Subordinated Notes and (ii) any unsecured indebtedness of Parent or Holdings the terms and conditions of which either (x) are no less favorable to the Agents and the Lenders than the Subordinated Notes or (y) have been approved by the Majority Lenders.

            Subordinated Note Indenture means the Indenture among QFC, certain guarantors named therein and First Trust National Association, as trustee, substantially on the terms set forth in the draft of such Indenture dated March 7, 1997.

            Subordinated Notes means the Senior Subordinated Notes due 2007 issued by QFC pursuant to the Subordinated Note Indenture.

            Subsidiary of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the Voting Stock, membership interests or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by such Person, or one or more of the other Subsidiaries of such Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Company. Notwithstanding anything to the contrary set forth above, (a) no Santee Entity shall be considered a Subsidiary of the Company or HMI; and (ii) except for purposes of (x) the preparation of financial statements, and any financial calculations to be made, on a consolidated basis, and (y) the definitions of Asset Sale, Net Cash Proceeds and Specified Net Cash Proceeds and subsection 2.8(a)(i), no Excluded Entity shall be considered to be a Subsidiary of the Company or any of its Subsidiaries.

            Supermajority Lenders means at any time Lenders then having Pro Rata Shares of 66-2/3% or more.

            Surety Instrument means any letter of credit (including standby and commercial), banker's acceptance, bank guaranty, surety bond or similar instrument.

            Swap Contract means any agreement (including any master agreement and any agreement, whether or not in writing, relating to any single transaction) that is an interest rate swap agreement, basis swap, forward rate agreement, commodity swap, commodity option, equity or equity index swap or option, bond option, interest rate option, forward foreign exchange agreement, rate cap, collar or floor agreement, currency swap agreement, cross-currency rate swap agreement, swaption, currency option or any other, similar agreement (including any option to enter into any of the foregoing).

            Swingline Lender means BofA.

            Swingline Loan - see subsection 2.5(a).

            Taxes means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and Agent, (i) income taxes, (ii) franchise taxes based on net income and (iii) any Taxes imposed on such Lender or Agent as a result of a present, former or future connection between the jurisdiction of the government or taxing authority imposing such tax or any political subdivision or taxing authority thereof or therein and such Lender or Agent (other than, in the case of this clause (iii), a connection arising solely from such Lender or Agent having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement).

            Term Commitment Amount means the amount determined in accordance with Schedule 2.1, subject to the Facility Adjustment and subject to reduction from time to time in accordance with the terms hereof.

            Term Loan - see Section 2.1.

            Termination Date means the earlier to occur of:

                  (a) March 31, 2004; and

                  (b) the date on which the commitments of the Lenders to make
            Credit Extensions hereunder terminate in accordance with the provisions of this Agreement.

            Type of Loan means the characterization of a Loan as a Base Rate Loan or an Offshore Rate Loan.

            Unfunded Pension Liability means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA as of the end of the most recent plan year over the value of such Plan's assets as of such date, determined in accordance with the assumptions that would be used in a termination of such Plan for the applicable plan year.

            Unmatured Event of Default means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

            United States and U.S. each means the United States of America.

            Voting Stock means, with respect to any corporation, the capital stock of such corporation having general voting power under ordinary circumstances to elect directors to the board of directors of such corporation, but shall not include any capital stock that has or would have such voting power solely by reason of the happening of any contingency.

            Wholly-Owned Subsidiary means any corporation in which (other than directors' qualifying shares required by law) 100% of the capital stock of each class having ordinary voting power, and 100% of the capital stock of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Company, or by one or more other Wholly-Owned Subsidiaries, or both.

            Z/C means Zell/Chilmark Fund, L.P.

      1.2 Other Interpretive Provisions.

            (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

            (b) The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

            (c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                  (ii) The term "including" is not limiting and means "including without limitation."

                  (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

            (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

            (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

            (f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

            (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agents, QFC, Holdings and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lenders or the Agents merely because of the Agents' or Lenders' involvement in their preparation.

      1.3 Accounting Principles.

            (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied; provided that if the Borrowers notify the Agents that the Borrowers wish to amend any covenant or other provision of this Agreement to eliminate the effect of any change in GAAP on the operation of such covenant or other provision (or if the Agents notify the Borrowers that the Majority Lenders wish to amend any covenant or other provision for such purpose), then compliance with such covenant or other provision shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant or other provision is amended in a manner satisfactory to the Borrowers and the Majority Lenders.

            (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Company.

                                   ARTICLE II

                                   THE CREDITS

      2.1 Amounts and Terms of Credits. (a) The Term Credit. Each Lender severally agrees, on the terms and conditions set forth herein, to make a single loan to the Borrower (each such loan, a "Term Loan") on the Effective Date in an amount not to exceed such Lender's Pro Rata Share of the Term Commitment Amount. Amounts borrowed as Term Loans which are repaid or prepaid may not be reborrowed.

            (b) The Revolving Credit. Each Lender severally agrees, on the terms and conditions set forth herein, to make loans to the Borrower (each such loan, a "Revolving Loan") from time to time on any Business Day during the period from the Effective Date to the Termination Date, in an aggregate amount not to exceed at any time outstanding such Lender's Pro Rata Share of the Revolving Commitment Amount; provided that, after giving effect to any Borrowing of Revolving Loans, the aggregate amount of all outstanding Revolving Loans and Swingline Loans plus the Effective Amount of all L/C Obligations shall not exceed the Revolving Commitment Amount. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this subsection 2.1(b), prepay under Section 2.7 and reborrow under this subsection 2.1(b).

            (c) The Acquisition Credit. Each Lender severally agrees, on the terms and conditions set forth herein, to make loans to the Borrower (each such loan, an "Acquisition Loan") from time to time on any Business Day during the period from the Effective Date to the Termination Date, in an aggregate amount not to exceed at any time outstanding such Lender's Pro Rata Share of the Acquisition Facility Commitment Amount. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this subsection 2.1(c), prepay under Section 2.7 and reborrow under this subsection 2.1(c).

      2.2 Loan Accounts. (a) Each Lender (including the Swingline Lender), with respect to amounts payable to it hereunder, each Issuing Lender, with respect to all Letters of Credit issued by such Issuing Lender and L/C Obligations with respect thereto, and the Paying Agent, with respect to all amounts payable hereunder, shall maintain on its books, in accordance with its usual practice, loan accounts or other records setting forth each applicable Loan or Letter of Credit hereunder. The accounts or records maintained by each Lender, each Issuing Lender and the Paying Agent shall be prima facie evidence as to the amount of the Loans made by the Lenders to the Borrower and the Letters of Credit Issued for the account of the

Borrower (or jointly for the account of the Borrower and any Subsidiary), and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of either Borrower hereunder to pay any amount owing with respect to any Loan or any Letter of Credit.

            (b) Upon the request of any Lender made through the Paying Agent, the Loans made by such Lender may be evidenced by one or more Notes, instead of loan accounts. Each such Lender shall endorse on the schedules annexed to its Note(s) the date and amount of each Loan made by it and the amount of each payment of principal made by the applicable Borrower with respect thereto. Each such Lender is irrevocably authorized by each Borrower to endorse its respective Note(s) and each Lender's record shall be prima facie evidence of the amount of the Loans evidenced thereby; provided, however, that the failure of a Lender to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the applicable Borrower hereunder or under any such Note to such Lender.

      2.3 Procedure for Borrowing of Term Loans, Revolving Loans and Acquisition Loans. (a) Except for Borrowings of Revolving Loans made pursuant to Sections 2.5(e) or 3.3(c), each Borrowing of Revolving Loans, Acquisition Loans or Term Loans shall be made upon the applicable Borrower's irrevocable written notice delivered to the Paying Agent in the form of a Notice of Borrowing, which notice must be received by the Paying Agent prior to 9:00 a.m. (San Francisco time) (i) three Business Days prior to the requested Borrowing Date, in the case of Offshore Rate Loans, and (ii) one Business Day prior to the requested Borrowing Date, in the case of Base Rate Loans, specifying:

                        (A) the amount of the Borrowing, which shall be in the
            amount of $5,000,000 or a higher integral multiple of $100,000;

                        (B) the requested Borrowing Date, which shall be a
            Business Day;

                        (C) the Type of Loans comprising the Borrowing; and

                        (D) the duration of the Interest Period applicable to
            any Offshore Rate Loans included in such notice. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of Offshore Rate Loans, such Interest Period shall be one month.

            (b) The Paying Agent will promptly notify each Lender of its receipt of any Notice of Borrowing and of the amount of such Lender's Pro Rata Share of such Borrowing.

            (c) Each Lender will make the amount of its Pro Rata Share of each Borrowing available to the Paying Agent for the account of the applicable Borrower at the Agent's Payment Office by 11:00 a.m. (San Francisco time) on the Borrowing Date requested by such Borrower in funds immediately available to the Paying Agent. The proceeds of all such Loans will then be made available to the applicable Borrower by the Paying Agent by wire transfer in accordance with written instructions provided to the Paying Agent by such Borrower of like funds as received by the Paying Agent.

            (d) After giving effect to any Borrowing, there may not be more than 12 different Interest Periods in effect.

      2.4 Conversion and Continuation Elections. (a) Each Borrower may, upon irrevocable written notice to the Paying Agent in accordance with subsection 2.4(b):

                  (i) elect to convert, on any Business Day, any Base Rate Loans (or any part thereof in an amount not less than $5,000,000 or a higher integral multiple of $100,000) into Offshore Rate Loans; or

                  (ii) elect to convert, on the last day of the applicable Interest Period, any Offshore Rate Loans maturing on such day (or any part thereof in an amount not less than $5,000,000 or a higher integral multiple of $100,000) into Base Rate Loans; or

                  (iii) elect to continue, on the last day of the applicable Interest Period, any Offshore Rate Loans maturing on such day (or any part thereof in an amount not less than $5,000,000 or a higher integral multiple of $100,000) for a new Interest Period;

provided that (x) notwithstanding the foregoing, but subject to clause (y) below, Borrowings of Term Loans may be in an amount which is not an integral of $100,000 to the extent (and only to the extent) necessary to permit payment of scheduled installments of Term Loans without breaking Interest Periods or as a result of prepayments required pursuant to Section 2.8 and (y) if the aggregate amount of Offshore Rate Loans in respect of any Borrowing shall have been reduced, by payment, prepayment or conversion of part thereof to be less than $5,000,000, such Offshore Rate Loans shall automatically convert into Base Rate Loans.

            (b) The applicable Borrower shall deliver a Notice of Conversion/Continuation to be received by the Paying Agent not later than 9:00 a.m. (San Francisco time) at least (i) three Business Days in advance of the Conversion/Continuation Date, if the Loans are to be converted into or continued as Offshore Rate Loans; and (ii) one Business Day in advance of the Conversion/Continuation Date, if the Loans are to be converted into Base Rate Loans, specifying:

                        (A) the proposed Conversion/Continuation Date;

                        (B) the aggregate amount of Loans to be converted or
            continued;

                        (C) the Type of Loans resulting from the proposed
            conversion or continuation; and

                        (D) other than in the case of conversions into Base Rate
            Loans, the duration of the requested Interest Period.

            (c) If upon the expiration of any Interest Period applicable to Offshore Rate Loans, the applicable Borrower has failed to select timely a new Interest Period to be applicable to such Offshore Rate Loans, or if any Unmatured Event of Default or Event of Default then exists (and the Majority Lenders have not otherwise agreed pursuant to subsection 2.4(e)), such Borrower shall be deemed to have elected to convert such Offshore Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

            (d) The Paying Agent will promptly notify each Lender of its receipt of a Notice of Conversion/Continuation or, if no timely notice is provided by the applicable Borrower, the Paying Agent will promptly notify each Lender of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the Pro Rata Shares of the Lenders.

            (e) Unless the Majority Lenders otherwise agree, during the existence of any Unmatured Event of Default or Event of Default, no Borrower may elect to have a Loan converted into or continued as an Offshore Rate Loan.

            (f) After giving effect to any conversion or continuation of Loans, there may not be more than 12 different Interest Periods in effect.

      2.5 Swingline Loans.

            (a) Subject to the terms and conditions hereof, the Swingline Lender may, in its sole discretion (subject to subsection 2.5(b)), make a portion of the Revolving Commitment Amount available to the Borrower by making swingline loans (each such loan, a "Swingline Loan") to the Borrower on any Business Day during the period from the Effective Date to the Termination Date in accordance with the procedures set forth in this Section 2.5 in an aggregate principal amount at any one time outstanding not to exceed the lesser of (x) the Revolving Commitment Amount and (y) $25,000,000 (and notwithstanding the fact that such Swingline Loans, when aggregated with the Swingline Lender's outstanding Revolving Loans, may exceed the Swingline Lender's Pro Rata Share of the Revolving Commitment Amount); provided that at no time shall the sum of the outstanding principal amount of all Swingline Loans and Revolving Loans plus the Effective Amount of all L/C Obligations exceed the Revolving Commitment Amount. Subject to the other terms and conditions hereof, the Borrower may borrow under this subsection 2.5(a), prepay pursuant to subsection 2.5(d) and reborrow pursuant to this subsection 2.5(a) from time to time; provided that the Swingline Lender shall not be obligated to make any Swingline Loan.

            (b) The Borrower shall provide the Paying Agent and the Swingline Lender irrevocable written notice (including notice via facsimile confirmed promptly by a telephone call) of any Swingline Loan requested hereunder (which notice must be received by the Swingline Lender and the Paying Agent prior to 1:00 p.m. (San Francisco time) on the requested Borrowing Date) specifying (i) the amount to be borrowed and (ii) the requested Borrowing Date, which shall be a Business Day. Upon receipt of such notice, the Swingline Lender will promptly confirm with the Paying Agent (by telephone or in writing) that the Paying Agent has received a copy of such notice from the Borrower and, if not, the Swingline Lender will provide the Paying Agent with a copy thereof. Unless the Swingline Lender has received notice prior to 2:00 p.m. (San Francisco time) on the proposed Borrowing Date from the Paying Agent (including at the request of any Lender) (A) directing the Swingline Lender not to make the requested Swingline Loan as a result of the limitations set forth in the proviso set forth in the first sentence of subsection 2.5(a) or (B) that one or more conditions specified in Article V is not then satisfied, then, subject to the terms and conditions hereof, the Swingline Lender may make the amount of the requested Swingline Loan available to the Borrower by crediting the account of the Borrower on the books of the Swingline Lender with the amount of such Swingline Loan. Each Swingline Loan shall be in an aggregate principal amount equal to $500,000 or a higher integral multiple of $100,000. The Swingline Lender will promptly notify the Paying Agent of the amount of each Swingline Loan.

            (c) Principal of and accrued interest on each Swingline Loan shall be due and payable (i) on demand made by the Swingline Lender at any time upon one Business Day's prior written notice to the Borrower furnished at or before 8:45 a.m. (San Francisco time) and (ii) in any event on the Termination Date. Interest on Swingline Loans shall be for the sole account of the Swingline Lender (except to the extent that the other Lenders have funded the purchase of participations therein pursuant to subsection 2.5(e)).

            (d) The Borrower may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Swingline Loan, without incurring any premium or penalty; provided that

                  (i) each such voluntary prepayment shall require prior written notice given to the Paying Agent and the Swingline Lender no later than 1:00 p.m. (San Francisco time) on the day on which the Borrower intends to make a voluntary prepayment, and

                  (ii) each such voluntary prepayment shall be in an amount
            equal to $500,000 or a higher integral multiple of $100,000 (or, if less, the aggregate outstanding principal amount of all Swingline Loans then outstanding).

      Voluntary prepayments of Swingline Loans shall be made by the Borrower to the Swingline Lender at such office in the continental United States as the Swingline Lender may designate by notice to the Borrower from time to time. All such payments shall be made in dollars and in immediately available funds no later than 2:00 p.m. (San Francisco time) on the date specified by the Borrower pursuant to clause (i) above (and any payment received later than such time shall be deemed to have been received on the next Business Day). The Swingline Lender will promptly notify the Paying Agent of the amount of each prepayment of Swingline Loans.

            (e) If (i) any Swingline Loan shall remain outstanding at 9:00 a.m. (San Francisco time) on the Business Day immediately prior to a Business Day on which Swingline Loans are due and payable pursuant to subsection 2.5(c) and by such time on such Business Day the Paying Agent shall have received neither (A) a Notice of Borrowing delivered pursuant to Section 2.3 requesting that Revolving Loans be made pursuant to subsection 2.1(b) on such following Business Day in an amount at least equal to the aggregate principal amount of such Swingline Loans, nor

(B) any other notice indicating the Borrower's intent to repay such Swingline Loans with funds obtained from other sources, or (ii) any Swingline Loans shall remain outstanding during the existence of an Unmatured Event of Default or Event of Default and the Swingline Lender shall in its sole discretion notify the Paying Agent that the Swingline Lender desires that such Swingline Loans be converted into Revolving Loans, then the Paying Agent shall be deemed to have received a Notice of Borrowing from the Borrower pursuant to Section 2.3 requesting that Base Rate Loans be made pursuant to subsection 2.1(b) on the following Business Day in an amount equal to the aggregate amount of such Swingline Loans, and the procedures set forth in subsections 2.3(b) and 2.3(c) shall be followed in making such Base Rate Loans; provided that such Base Rate Loans shall be made notwithstanding the Borrower's failure to comply with
Section 5.2; and provided, further, that if a Borrowing of Revolving Loans becomes legally impractical and if so required by the Swingline Lender at the time such Revolving Loans are required to be made by the Lenders in accordance with this subsection 2.5(e), each Lender agrees that in lieu of making Revolving Loans as described in this subsection 2.5(e), such Lender shall purchase a participation from the Swingline Lender in the applicable Swingline Loans in an amount equal to such Lender's Pro Rata Share of such Swingline Loans, and the procedures set forth in subsections 2.3(b) and 2.3(c) shall be followed in connection with the purchases of such participations. The proceeds of such Base Rate Loans (or participations purchased) shall be delivered by the Paying Agent to the Swingline Lender to repay such Swingline Loans (or as payment for such participations). A copy of each notice given by the Paying Agent to the Lenders pursuant to this subsection 2.5(e) with respect to the making of Revolving Loans, or the purchases of participations, shall be promptly delivered by the Paying Agent to the Borrower. Each Lender's obligation in accordance with this Agreement to make Revolving Loans, or purchase participations, as contemplated by this subsection 2.5(e), shall be absolute and unconditional and shall not be affected by any circumstance, including (1) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swingline Lender, the Borrower or any other Person for any reason whatsoever;
(2) the occurrence or continuance of an Event of Default, an Unmatured Event of Default or a Material Adverse Effect; or (3) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

      2.6 Reduction or Termination of Commitments.

            (a) Voluntary Reduction or Termination of Commitments. The Borrower may, from time to time upon not less than five Business Days' prior notice to the Paying Agent terminate or permanently reduce the Revolving

      Commitment Amount, the Acquisition Facility Commitment Amount or (prior to the making of the Term Loans) the Term Commitment Amount by an aggregate amount of $5,000,000 or a higher integral multiple of $1,000,000; provided that (i) the Borrower may not reduce the Revolving Commitment Amount to an amount which is less than the sum of the aggregate principal amount of all outstanding Revolving Loans and Swingline Loans plus the Effective Amount of all L/C Obligations and (ii) the Borrower may not reduce the Acquisition Facility Commitment Amount to an amount which is less than the aggregate principal amount of all outstanding Acquisition Loans. Any reduction of the Revolving Commitment Amount, the Acquisition Facility Commitment Amount or the Term Commitment Amount shall ratably reduce the Commitment of each Lender according to its Pro Rata Share.

            (b) Scheduled Mandatory Reductions of Acquisition Facility Commitment Amount. The Acquisition Facility Commitment Amount shall be reduced by $25,000,000 on each of March 31, 2000, March 31, 2001, March 31, 2002 and March 31, 2003; provided that if there is a Facility Adjustment, the amount of each such scheduled reduction shall be increased by $1,000,000 for each $5,000,000 increase in the Acquisition Facility Commitment Amount as a result of such Facility Adjustment; and provided, further, that if there is any reduction of the Acquisition Facility Commitment Amount pursuant to subsection (a) above or subsection (c) below (each a "Non-Scheduled Reduction"), the amount of each such scheduled reduction shall be reduced by the product of (x) the amount of such Non-Scheduled Reduction multiplied by (y) a fraction, the numerator of which is the original amount of such scheduled reduction (after giving effect to any Facility Adjustment) and the denominator of which is the original Acquisition Facility Commitment Amount (after giving effect to any Facility Adjustment).

            (c) Mandatory Reductions resulting from Potential Subordinated Note Prepayment. The Acquisition Facility Commitment Amount and/or the Revolving Commitment Amount, as applicable, shall be automatically reduced on any date on which the Borrower makes any prepayment of Acquisition Loans or Revolving Loans, as the case may be, pursuant to subsection 2.8(c), in each case in an amount equal to the amount of such prepayment.

      2.7 Optional Prepayments of Revolving Loans, Acquisition Loans and Term Loans. Subject to Section 4.4, each Borrower may, at any time or from time to time, upon not less than three Business Days' irrevocable notice to the Paying Agent in the case of Offshore Rate Loans and not less than one Business Day's irrevocable notice to the Paying Agent in the case of Base Rate Loans, prepay any Borrowing of Revolving Loans, Acquisition Loans or Term Loans, in whole or ratably among the Lenders in part, in an aggregate amount of $5,000,000 or a higher integral multiple of $100,000 (or, if any Swingline Loans have become Revolving Loans pursuant to subsection 2.5(e) or any Revolving Loans have been made pursuant to Section 3.3, in such other amount as is necessary to cause the amount of each Borrowing of Revolving Loans to be an aggregate amount of $5,000,000 and an integral multiple of $100,000). Such notice of prepayment shall specify the date and amount of such prepayment and the Loans to be prepaid. The Paying Agent will promptly notify each Lender of its receipt of any such notice and of such Lender's Pro Rata Share of such prepayment. If any such notice is given by either Borrower, the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to the date of such prepayment on the amount prepaid and any amount required pursuant to Section 4.4. Optional prepayments of Term Loans shall be applied pro rata to the remaining installments thereof.

      2.8 Mandatory Prepayments.

            (a) Term Loans. So long as Term Loans are outstanding:

                  (i) within ten days after receipt thereof by the Company or any Subsidiary, QFC shall make a prepayment of the Term Loans in an amount equal to such Specified Net Proceeds (provided that no such prepayment shall be required until the aggregate amount of unapplied Specified Net Proceeds equals or exceeds $500,000);

                  (ii) at least one Business Day prior to the date on which QFC would be required to give any Potential Subordinated Note Prepayment Notice, QFC shall make a prepayment of the Term Loans in an amount equal to the applicable Potential Subordinated Note Prepayment; and

                  (iii) within ten days after the date on which the Company is required to deliver the financial statements referred to in subsection 7.1(b) for the first fiscal quarter of any fiscal year (excluding the first fiscal quarter of 1997), QFC shall make a prepayment of the Term Loans in an amount equal to 35% of Excess Cash Flow for the immediately preceding fiscal year; provided that no such prepayment shall be required if the Leverage Ratio was less than 4.50 to 1 as of either (x) the end of such immediately preceding fiscal year or (y) the end of such first fiscal quarter.

      Each prepayment of Term Loans pursuant to this Section 2.8(a) shall be applied pro rata to the then-unpaid installments of the Term Loans.

            (b) Prepayments resulting from Acquisition Facility Commitment Amount Reductions. On each date on which the Acquisition Facility Commitment Amount is reduced pursuant to subsection 2.6(b), the Borrower shall immediately, and without notice or demand, prepay the outstanding principal amount of the Acquisition Loans by an amount equal to the excess, if any, of the aggregate amount of all Acquisition Loans over the Acquisition Facility Commitment Amount (as so reduced).

            (c) Prepayments of Acquisition Loans and Revolving Loans resulting from Potential Subordinated Note Prepayments. At least one Business Day prior to the date on which QFC would be required to give a Potential Subordinated Note Prepayment Notice, the Borrower shall prepay Acquisition Loans and/or Revolving Loans in an amount equal to the remainder, if any, of the amount of the applicable Potential Subordinated Note Prepayment minus any concurrent prepayment of Term Loans required by subsection 2.8(a)(2). Any such prepayment shall be applied first to the Acquisition Loans and then to the Revolving Loans.

      2.9 Repayment. (a) The Term Credit. The Borrower shall repay the Term Loans on each of the dates set forth in Schedule 2.9 (each a "Repayment Date") in the amount set forth opposite such date on Schedule 2.9 (subject to adjustment pursuant to Sections 2.7 and 2.8(a)).

            (b) The Revolving Credit. The Borrower shall repay to the Lenders on the Termination Date the aggregate principal amount of all Revolving Loans outstanding on such date.

            (c) The Acquisition Facility Credit. The Borrower shall repay to the Lenders on the Termination Date the aggregate principal amount of all Acquisition Loans outstanding on such date.

      2.10 Interest. (a) Each Revolving Loan, Acquisition Loan and Term Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Offshore Rate or the Base Rate, as the case may be (and subject to the Borrower's right to convert to the other Type of Loan under Section 2.4) plus the Applicable Margin. Each Swingline Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Base Rate plus the Applicable Margin.

            (b) Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Term Loans under Section 2.7, 2.8 or 2.9 for the portion of the Term Loans so prepaid and upon payment (including prepayment) in full thereof.

            (c) Notwithstanding subsection (a) of this Section, after the occurrence of any Unmatured Event of Default under subsection (a) or (g) of
Section 9.1 or any Event of Default under subsection (a), (f) or (g) of Section
9.1 and, at the election of the Majority Lenders, after the occurrence of any other Event of Default, and so long as such Unmatured Event of Default or Event of Default exists, each Borrower will pay interest (after as well as before judgment thereon to the extent permitted by applicable law) on the principal amount of all of its outstanding Loans and, to the extent permitted by applicable law, on any other amount payable by such Borrower hereunder or under any other Loan Document, at a rate per annum equal to the rate otherwise applicable thereto pursuant to the terms hereof or such other Loan Document (or, if no such rate is specified, the Base Rate) plus 2%. All such interest shall be payable on demand.

            (d) Anything herein to the contrary notwithstanding, the obligations of each Borrower to any Lender hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder to the extent (but only to the extent) that contracting for or receiving such payment by such Lender would be contrary to the provisions of any law applicable to such Lender limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Lender, and in such event each Borrower shall pay such Lender interest at the highest rate permitted by applicable law.

      2.11 Fees. In addition to certain fees described in Section 3.8:

            (a) Arrangement, Agency Fees. QFC shall pay to the Arrangers and the Agents such fees as are required by the letter agreement (the "Fee Letter") among QFC, the Arrangers and the Agents dated February 14, 1997.

            (b) Commitment Fees. The Borrower shall pay to the Paying Agent for the account of each Lender a commitment fee at the Commitment Fee Rate on such Lender's Pro Rata Share of the average daily unused portion of the Revolving Commitment Amount and the Acquisition Facility Commitment Amount, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon the daily utilization for that quarter as calculated by the Paying Agent. For purposes of calculating utilization under this subsection, the Revolving Commitment Amount and the Acquisition Facility Commitment Amount shall be deemed used to the extent of the aggregate amount of all Revolving Loans, Acquisition Loans and L/C Obligations outstanding (but Swingline Loans shall not constitute usage of the Revolving Commitment Amount). Such commitment fee shall accrue from the Effective Date to the Termination Date and shall be due and payable in arrears on the last Business Day of each calendar quarter through the Termination Date, with the final payment to be made on the Termination Date. The commitment fees provided in this subsection shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in Article V are not met.

      2.12 Computation of Fees and Interest. (a) All computations of interest for Base Rate Loans when the Base Rate is determined by BofA's "reference rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed. Interest and fees shall accrue during each period during which interest or fees are computed from the first day thereof to the last day thereof.

            (b) Each determination of an interest rate by the Paying Agent shall be conclusive and binding on the Borrowers and the Lenders in the absence of manifest error. The Paying Agent will, at the request of either Borrower or any Lender, deliver to such Borrower or such Lender a statement showing the quotations used by the Paying Agent in determining any interest rate and the resulting interest rate.

            (c) If for any reason whatsoever a Reference Lender ceases to be a Lender hereunder, such Reference Lender shall thereupon cease to be a Reference Lender, and the Offshore Rate shall be determined on the basis of the rates as notified by the remaining Reference Lender.

            (d) Each Reference Lender shall use its best efforts to furnish quotations of rates to the Paying Agent as contemplated hereby. If either Reference Lender fails to supply such rates to the Paying Agent upon its request, the Offshore Rate shall be determined on the basis of the quotations of the remaining Reference Lender.

      2.13 Payments by the Borrowers. (a) All payments to be made by either Borrower shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by either Borrower shall be made to the Paying Agent for the account of the Lenders at the Agent's Payment Office, and shall be made in dollars and in immediately available funds, no later than 10:00 a.m. (San Francisco time) on the date specified herein. The Paying Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as expressly provided herein) of such payment in like funds as received. Any payment received by the Paying Agent later than 10:00 a.m. (San Francisco time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

            (b) Whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day (unless, in the case of interest on an Offshore Rate Loan, such following Business Day is the first Business Day of a calendar month, in which case such payment shall be made on the preceding Business Day), and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

            (c) Unless the Paying Agent receives notice from the applicable Borrower prior to the date on which any payment is due to the Lenders that such Borrower will not make such payment in full as and when required, the Paying Agent may assume that such Borrower has made such payment in full to the Paying Agent on such date in immediately available funds, and the Paying Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the applicable Borrower has not made such payment in full to the Paying Agent, each Lender shall repay to the Paying Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

      2.14 Payments by the Lenders to the Paying Agent. (a) Unless the Paying Agent receives notice from a Lender on or prior to the Effective Date or, with respect to any Borrowing after the Effective Date, not later than 3:00 p.m. (San Francisco time) on the Business Day preceding the date of such Borrowing, that such Lender will not make available as and when required hereunder to the Paying Agent for the account of the applicable Borrower the amount of such Lender's Pro Rata Share of such Borrowing, the Paying Agent may assume that each Lender has made such amount available to the Paying Agent in immediately available funds on the Borrowing Date, and the Paying Agent may (but shall not be so required), in reliance upon such assumption, make available to such Borrower on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to the Paying Agent in immediately available funds and the Paying Agent in such circumstances has made available to the applicable Borrower such amount, such Lender shall on the Business Day following such Borrowing Date make such amount available to the Paying Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Paying Agent submitted to any Lender with respect to amounts owing under this subsection (a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Paying Agent shall constitute such Lender's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Paying Agent on the Business Day following the Borrowing Date, the Paying Agent will notify the applicable Borrower of such failure to fund and, upon demand by the Paying Agent, such Borrower shall pay such amount to the Paying Agent for the Paying Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

            (b) The failure of any Lender to make any Loan on any Borrowing Date shall not relieve any other Lender of any obligation hereunder to make a Loan on such Borrowing Date, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on any Borrowing Date.

      2.15 Sharing of Payments, Etc. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, pursuant to any guaranty or otherwise) in excess of its Pro Rata Share, such Lender shall immediately (a) notify the Paying Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Each Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 12.10) with respect to such participation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation. The Paying Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments.

                                   ARTICLE III

                              THE LETTERS OF CREDIT

      3.1 The Letter of Credit Subfacility. (a) On the terms and conditions set forth herein (i) each Issuing Lender agrees, (A) from time to time on any Business Day, during the period from the Effective Date to the earlier of the Termination Date or 25 days prior to the scheduled Termination Date, to issue Letters of Credit for the account of the Borrower (or jointly for the account of the Borrower and any Subsidiary thereof), and to amend or renew Letters of Credit previously issued by it, in accordance with subsections 3.2(c) and 3.2(d), and (B) to honor drafts under the Letters of Credit; and (ii) the Lenders severally agree to participate in Letters of Credit Issued for the account of the Borrower (or jointly for the account of the Borrower and any of its Subsidiaries); provided that no Issuing Lender shall be obligated to Issue, and no Lender shall be obligated to participate in, any Letter of Credit if as of the date of Issuance of such Letter of Credit (the "Issuance Date") (1) the Effective Amount of all L/C Obligations plus the aggregate amount of all Revolving Loans and Swingline Loans exceeds the Revolving Commitment Amount or
(2) the Effective Amount of all L/C Obligations exceeds the L/C Commitment. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower's ability to obtain Letters of Credit shall be fully revolving, and, accordingly, the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit which have expired or which have been drawn upon and reimbursed.

            (b) No Issuing Lender shall be under any obligation to Issue any Letter of Credit if:

                  (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Lender from Issuing such Letter of Credit, or any Requirement of Law applicable to such Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Lender shall prohibit, or request that such Issuing Lender refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Lender is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon such Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which such Issuing Lender in good faith deems material to it;

                  (ii) such Issuing Lender has received written notice from any Lender, any Agent or the Borrower, on or prior to the Business Day prior to the requested date of Issuance of such Letter of Credit, that one or more of the applicable conditions contained in Article V is not then satisfied;

                  (iii) the expiry date of such Letter of Credit is (A) more than 365 days after the date of Issuance, unless the Majority Lenders have approved such expiry date in writing, or (B) after the date which is 25 days prior to the scheduled Termination Date, unless all of the Lenders have approved such expiry date in writing;

                  (iv) such requested Letter of Credit does not provide for drafts, or is not otherwise in form and substance acceptable to such Issuing Lender, or the Issuance of such Letter of Credit shall violate any applicable policies of such Issuing Lender; or

                  (v) such Letter of Credit is denominated in a currency other than Dollars.

      3.2 Issuance, Amendment and Renewal of Letters of Credit. (a) Each Letter of Credit shall be issued upon the irrevocable written request of the Borrower received by the applicable Issuing Lender (with a copy sent by the Borrower to the Paying Agent) at least four days (or such shorter time as the applicable Issuing Lender and the Paying Agent may agree in a particular instance in their sole discretion) prior to the proposed date of issuance. Each such request for issuance of a Letter of Credit shall be by facsimile, confirmed promptly in an original writing, in the form of an L/C Application, and shall specify in form and detail satisfactory to the applicable Issuing Lender: (i) the proposed date of issuance of the Letter of Credit (which shall be a Business Day); (ii) the face amount of the Letter of Credit; (iii) the expiry date of the Letter of Credit; (iv) the name and address of the beneficiary thereof; (v) the documents to be presented by the beneficiary of the Letter of Credit in case of any drawing thereunder; (vi) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder; and (vii) such other matters as the applicable Issuing Lender may reasonably require.

            (b) At least two Business Days prior to the Issuance of any Letter of Credit, the applicable Issuing Lender will confirm with the Paying Agent (by telephone or in writing) that the Paying Agent has received a copy of the L/C Application or

L/C Amendment Application from the Borrower and, if not, such Issuing Lender will provide the Paying Agent with a copy thereof. Unless the applicable Issuing Lender has received, on or before the Business Day immediately preceding the date such Issuing Lender is to issue a requested Letter of Credit, (A) notice from the Paying Agent directing such Issuing Lender not to issue such Letter of Credit because such issuance is not then permitted under subsection 3.1(a) as a result of the limitations set forth in clause (1) or (2) thereof or (B) a notice described in subsection 3.1(b)(ii), then, subject to the terms and conditions hereof, such Issuing Lender shall, on the requested date, issue a Letter of Credit for the account of the Borrower (or jointly for the account of the Borrower and any of its Subsidiaries) in accordance with such Issuing Lender's usual and customary business practices.

            (c) From time to time while a Letter of Credit is outstanding and prior to the Termination Date, the applicable Issuing Lender will, upon the written request of the Borrower received by such Issuing Lender (with a copy sent by the Borrower to the Paying Agent) at least four days (or such shorter time as such Issuing Lender and the Paying Agent may agree in a particular instance in their sole discretion) prior to the proposed date of amendment, amend any Letter of Credit issued by it. Each such request for amendment of a Letter of Credit shall be made by facsimile, confirmed promptly in an original writing, made in the form of an L/C Amendment Application and shall specify in form and detail satisfactory to the applicable Issuing Lender: (i) the Letter of Credit to be amended; (ii) the proposed date of amendment of the Letter of Credit (which shall be a Business Day); (iii) the nature of the proposed amendment; and (iv) such other matters as such Issuing Lender may reasonably require. No Issuing Lender shall have any obligation to amend any Letter of Credit if: (A) such Issuing Lender would have no obligation at such time to issue such Letter of Credit in its amended form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed amendment to the Letter of Credit. The Paying Agent will promptly notify the Lenders of the receipt by it of any L/C Application or L/C Amendment Application.

            (d) The Issuing Lenders and the Lenders agree that, while a Letter of Credit is outstanding and prior to the Termination Date, at the option of the Borrower and upon the written request of the Borrower received by the applicable Issuing Lender (with a copy sent by the Borrower to the Paying Agent) at least four days (or such shorter time as such Issuing Lender and the Paying Agent may agree in a particular instance in their sole discretion) prior to the proposed date of notification of renewal, such Issuing Lender shall be entitled to authorize the automatic renewal of any Letter of Credit issued by it. Each such request for renewal of a Letter of Credit shall be made by facsimile, confirmed promptly in an original writing, in the form of an L/C Amendment Application, and shall specify in form and detail satisfactory to the applicable Issuing Lender: (i) the Letter of Credit to be renewed; (ii) the proposed date of notification of renewal of the Letter of Credit (which shall be a Business
Day); (iii) the revised expiry date of the Letter of Credit; and (iv) such other matters as the Issuing Lender may reasonably require. No Issuing Lender shall have any obligation to renew any Letter of Credit if: (A) such Issuing Lender would have no obligation at such time to issue or amend such Letter of Credit in its renewed form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed renewal of the Letter of Credit. If any outstanding Letter of Credit shall provide that it shall be automatically renewed unless the beneficiary thereof receives notice from the applicable Issuing Lender that such Letter of Credit shall not be renewed, and if at the time of renewal such Issuing Lender would be entitled to authorize the automatic renewal of such Letter of Credit in accordance with this subsection 3.2(d) upon the request of the Borrower but such Issuing Lender shall not have received any L/C Amendment Application from the Borrower with respect to such renewal or other written direction by the Borrower with respect thereto, such Issuing Lender shall nonetheless be permitted to allow such Letter of Credit to renew, and the Borrower and the Lenders hereby authorize such renewal, and, accordingly, such Issuing Lender shall be deemed to have received an L/C Amendment Application from the Borrower requesting such renewal.

            (e) Each Issuing Lender may, at its election (or as required by the Paying Agent at the direction of the Majority Lenders), deliver any notices of termination or other communications to any Letter of Credit beneficiary or transferee, and take any other action as necessary or appropriate, at any time and from time to time, in order to cause the expiry date of such Letter of Credit to be a date not later than 25 days prior to the scheduled Termination Date.

            (f) This Agreement shall control in the event of any conflict with any L/C-Related Document (other than any Letter of Credit).

            (g) Each Issuing Lender will deliver to the Paying Agent (which, if so requested by any Lender, will promptly deliver a copy thereof to such Lender), concurrently or promptly following its delivery of a Letter of Credit, or amendment to or renewal of a Letter of Credit, to an advising bank or a beneficiary, a true and complete copy of each such Letter of Credit or amendment to or renewal of a Letter of Credit.

      3.3 Existing Letters of Credit; Risk Participations, Drawings and Reimbursements. (a) On and after the Effective Date, the Existing Letters of Credit shall be deemed for all purposes, including for purposes of the fees to be collected pursuant to Section 3.8, and reimbursement of costs and expenses to the extent provided herein, to be Letters of Credit outstanding under this Agreement, QFC shall be deemed to be a co-applicant with respect to each such Existing Letter of Credit, and each such Letter of Credit shall be governed by the applications and agreements pertaining thereto and by this Agreement. Each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Lender on the Effective Date a participation in each Existing Letter of Credit and each drawing thereunder in an amount equal to the product of (i) such Lender's Pro Rata Share times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively. For purposes of subsection 2.1(b) and subsection 2.11(b), the Existing Letters of Credit shall be deemed to utilize pro rata the Commitment of each Lender.

            (b) Immediately upon the Issuance of each Letter of Credit in addition to those described in subsection 3.3(a), each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable Issuing Lender a participation in such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) the Pro Rata Share of such Lender times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively.

            (c) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the applicable Issuing Lender will promptly notify the Borrower and the Paying Agent. The Borrower shall reimburse the applicable Issuing Lender prior to 10:00 a.m. (San Francisco time), on each date that any amount is paid by such Issuing Lender under any Letter of Credit (each such date, an "Honor Date"), in an amount equal to the amount so paid by such Issuing Lender. In the event the Borrower fails to reimburse the applicable Issuing Lender for the full amount of any drawing under any Letter of Credit by 10:00 a.m. (San Francisco time) on the Honor Date, such Issuing Lender will promptly notify the Paying Agent and the Paying Agent will promptly notify each Lender thereof, and the Borrower shall be deemed to have requested that Base Rate Loans be made by the Lenders to be disbursed on the Honor Date in the unreimbursed amount of such drawing under such Letter of Credit, subject to the amount of the unutilized portion of the Revolving Commitment Amount and subject to the conditions set forth in Section 5.2. Any notice given by an Issuing Lender or the Paying Agent pursuant to this subsection 3.3(c) may be oral if immediately confirmed in writing (including by facsimile); provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

            (d) Each Lender shall upon any notice pursuant to subsection 3.3(c) make available to the Paying Agent for the account of the applicable Issuing Lender an amount in Dollars and in immediately available funds equal to its Pro Rata Share of the amount of the drawing, whereupon the participating Lenders shall (subject to subsection 3.3(e)) each be deemed to have made a Revolving Loan consisting of a Base Rate Loan to the Borrower in that amount. If any Lender so notified fails to make available to the Paying Agent for the account of the applicable Issuing Lender the amount of such Lender's Pro Rata Share of the amount of the drawing by no later than 12:00 noon (San Francisco time) on the Honor Date, then interest shall accrue on such Lender's obligation to make such payment, from the Honor Date to the date such Lender makes such payment, at a rate per annum equal to the Federal Funds Rate in effect from time to time during such period. The Paying Agent will promptly give notice of the occurrence of the Honor Date, but failure of the Paying Agent to give any such notice on the Honor Date or in sufficient time to enable any Lender to effect such payment on such date shall not relieve such Lender from its obligations under this
Section 3.3 (provided that no Lender shall be obligated to pay interest pursuant to the immediately preceding sentence in respect of any date prior to the date it receives such notice from the Paying Agent).

            (e) With respect to any unreimbursed drawing that is not converted into Revolving Loans consisting of Base Rate Loans to the Borrower in whole or in part, because of the Borrower's failure to satisfy the conditions set forth in Section 5.2 or for any other reason, the Borrower shall be deemed to have incurred from the applicable Issuing Lender an L/C Borrowing in the amount of such drawing, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at a rate per annum equal to the Base Rate plus 2% per annum, and each Lender's payment to such Issuing Lender pursuant to subsection 3.3(d) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 3.3.

            (f) Each Lender's obligation in accordance with this Agreement to make Revolving Loans or L/C Advances, as contemplated by this Section 3.3, as a result of a drawing under a Letter of Credit, shall be absolute and unconditional and without recourse to any Issuing Lender and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the applicable Issuing Lender, the Borrower or any other

Person for any reason whatsoever; (ii) the occurrence or continuance of an Unmatured Event of Default, an Event of Default or a Material Adverse Effect; or
(iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided, however, that each Lender's obligation to make Revolving Loans under this Section 3.3 is subject to the conditions set forth in Section 5.2.

      3.4 Repayment of Participations. (a) Upon (and only upon) receipt by the Paying Agent for the account of an Issuing Lender of immediately available funds from the Borrower (i) in reimbursement of any payment made by such Issuing Lender under a Letter of Credit with respect to which any Lender has paid the Paying Agent for the account of such Issuing Lender for such Lender's participation in such Letter of Credit pursuant to Section 3.3 or (ii) in payment of interest thereon, the Paying Agent will pay to each Lender, in the same funds as those received by the Paying Agent for the account of such Issuing Lender, the amount of such Lender's Pro Rata Share of such funds, and such Issuing Lender shall receive the amount of the Pro Rata Share of such funds of any Lender that did not so pay the Paying Agent for the account of such Issuing Lender.

            (b) If the Paying Agent or an Issuing Lender is required at any time to return to the Borrower, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by the Borrower to the Paying Agent for the account of an Issuing Lender pursuant to subsection 3.4(a) in reimbursement of a payment made under any Letter of Credit or interest or fee thereon, each Lender shall, on demand of the Paying Agent, forthwith return to the Paying Agent or the applicable Issuing Lender the amount of its Pro Rata Share of any amounts so returned by the Paying Agent or such Issuing Lender plus interest thereon from the date such demand is made to the date such amounts are returned by such Lender to the Paying Agent or such Issuing Lender, at a rate per annum equal to the Federal Funds Rate in effect from time to time.

      3.5 Role of the Issuing Lenders. (a) Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the applicable Issuing Lender shall not have any responsibility to obtain any document (other than any sight draft and certificates expressly required by such Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

            (b) No Agent-Related Person nor any of the respective correspondents, participants or assignees of any Issuing Lender shall be liable to any Lender for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders (including the Majority Lenders, as applicable); (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any L/C-Related Document.

            (c) The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Agent-Related Person, nor any of the respective correspondents, participants or assignees of any Issuing Lender, shall be liable or responsible for any of the matters described in clauses (i) through (vii) of Section 3.6; provided that, anything in such clauses to the contrary notwithstanding, the Borrower (or the Subsidiary which was the co-applicant on the applicable Letter of Credit) may have a claim against an Issuing Lender, and such Issuing Lender may be liable to the Borrower (or such Subsidiary), to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower (or such Subsidiary) which the Borrower (or such Subsidiary) proves were caused by such Issuing Lender's bad faith, willful misconduct or gross negligence or such Issuing Lender's grossly negligent or willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing:
(i) an Issuing Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; and (ii) no Issuing Lender shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

      3.6 Obligations Absolute. The obligations of the Borrower under this Agreement and any L/C-Related Document to reimburse the applicable Issuing Lender for a drawing under a Letter of Credit, and to repay any L/C Borrowing and any drawing under a Letter of Credit converted into Revolving Loans, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other L/C-Related Document under all circumstances, including the following:

                  (i) any lack of validity or enforceability of this Agreement or any L/C-Related Document;

                  (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Borrower in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C-Related Documents;

                  (iii) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the applicable Issuing Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C-Related Documents or any unrelated transaction;

                  (iv) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit;

                  (v) any payment by an Issuing Lender under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of any Letter of Credit; or any payment made by an Issuing Lender under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any such payment arising in connection with any Insolvency Proceeding;

                  (vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the obligations of the Borrower in respect of any Letter of Credit; or

                  (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor.

      3.7 Cash Collateral Pledge. If any Letters of Credit remain outstanding and partially or wholly undrawn as of the Termination Date, then the Borrower shall Cash Collateralize the L/C Obligations in an amount equal to the maximum amount then available to be drawn under such Letters of Credit.

      3.8 Letter of Credit Fees. (a) The Borrower shall pay to the Paying Agent for the account of each of the Lenders a letter of credit fee with respect to the Letters of Credit at a percentage rate per annum equal to the Applicable Margin for Offshore Rate Loans (as in effect from time to time) of the average daily maximum amount available to be drawn under the outstanding Letters of Credit, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter and on the Termination Date (or such later date on which the outstanding Letters of Credit shall expire) based upon Letters of Credit outstanding for the applicable period as calculated by the Paying Agent.

            (b) The Borrower shall pay to each Issuing Lender a letter of credit fronting fee for each Letter of Credit Issued by such Issuing Lender equal to 0.25% per annum of the average daily maximum amount available to be drawn on such Letter of Credit, computed on the last Business Day of each calendar quarter and on the Termination Date (or such later date on which such Letter of Credit shall expire).

            (c) The letter of credit fees payable under subsection 3.8(a) and the fronting fees payable under subsection 3.8(b) shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter during which Letters of Credit are outstanding, commencing on the first such quarterly date to occur after the Effective Date, through the Termination Date (or such later date upon which all outstanding Letters of Credit shall expire), with the final payment to be made on the Termination Date (or such later expiration date).

            (d) The Borrower shall pay to each Issuing Lender from time to time on demand the normal issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such Issuing Lender relating to letters of credit as from time to time in effect.

      3.9 Uniform Customs and Practice. The Uniform Customs and Practice for Documentary Credits as published by the International Chamber of Commerce most recently at the time of issuance of any Letter of Credit shall (unless otherwise expressly provided in such Letter of Credit) apply to such Letter of Credit.

                                   ARTICLE IV

                     TAXES, YIELD PROTECTION AND ILLEGALITY

      4.1 Taxes. (a) Any and all payments by the Borrowers to each Lender or Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, the Borrowers shall pay all Other Taxes.

            (b) Each Borrower agrees to indemnify and hold harmless each Lender and Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Lender or Agent and any penalty, interest, addition to tax or expense arising therefrom or with respect thereto (except to the extent such penalty, interest, addition to tax or expense arose from any failure of the applicable Lender or Agent to promptly pay any Taxes assessed against it). Payment under this indemnification shall be made within 30 days after the date the Lender or Agent makes written demand therefor.

            (c) If either Borrower shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Lender or Agent, then:

                    (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Lender or Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

                    (ii) such Borrower shall make such deductions and withholdings; and

                    (iii) such Borrower shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law.

            (d) Within 30 days after the date of any payment by either Borrower of Taxes or Other Taxes, such Borrower shall furnish the Paying Agent the original or a copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Paying Agent.

            (e) No Borrower shall be required to pay an additional amount to, or indemnify, any Lender or Agent pursuant to this Section 4.1 to the extent that
(i) the obligation to withhold or pay such amount existed on the Initial Date (as hereinafter defined) or (ii) the obligation to withhold or pay such amount would not have arisen but for the failure of any Agent or such Lender to comply with the provisions of Section 11.10 of this Agreement. For purposes of this Section 4.1(e), "Initial Date" shall mean (a) in the case of any Agent and any Lender that is a signatory hereto, the date of this Agreement, (b) in the case of any Person which subsequently becomes a Lender hereunder, the date of the applicable Assignment and Acceptance, and (c) in the case of any Participant, the date on which it becomes a Participant.

            (f) If either Borrower is required to pay additional amounts to any Lender or Agent pursuant to subsection (c) of this Section, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office or take other appropriate action so as to eliminate any such additional payment by such Borrower which may thereafter accrue, if such change or other action in the judgment of such Lender is not otherwise disadvantageous to such Lender.

            (g) If either Borrower determines in good faith that a reasonable basis exists for contesting a Tax, the relevant Lender or the Agents, as applicable, shall cooperate with such Borrower in challenging such Tax at such Borrower's expense if requested by such Borrower. If any Lender or Agent, as applicable, receives a refund of a Tax for which a payment has been made by such Borrower pursuant to this Agreement, or claims any credit, relief or other tax benefit as a result of the payment of such Tax by either Borrower (a "Tax Credit"), which refund or Tax Credit in the good faith judgment of such Lender or Agent, as the case may be, is attributable to such payment made by such Borrower, then such Lender or Agent, as applicable, shall reimburse to such Borrower such amount as such Lender or Agent, as applicable, determines to be the proportion of the Tax Credit or refund as will leave it, after such reimbursement, in no better or worse position than it would have been in if the payment had not been required. The Agents and each Lender shall claim any refund or Tax Credit that it determines is available to it, unless it concludes in its good faith judgment that it would be adversely affected by making such a claim. In no event shall the Agents or any Lender be obliged to disclose any information regarding its tax affairs or computations to either Borrower.

      4.2 Illegality. (a) If any Lender determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make Offshore Rate Loans, then, on notice thereof by the Lender to each Borrower through the Paying Agent, any obligation of that Lender to make Offshore Rate Loans shall be suspended until the Lender notifies the Paying Agent and each Borrower that the circumstances giving rise to such determination no longer exist.

            (b) If a Lender determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to maintain any Offshore Rate Loan, then such Lender shall promptly notify the applicable Borrower and the Paying Agent and, on the last day of the Interest Period for each applicable Offshore Rate Loan made by such Lender (or, if earlier, on such date on which such Lender may not lawfully continue to maintain such Offshore Rate Loan) such Offshore Rate Loan shall convert to a Base Rate Loan (and, so long as such circumstances continue, such Lender shall make and maintain Base Rate Loans in lieu of Offshore Rate Loans to fulfill its obligation to have a Pro Rata Share of each applicable Borrowing of Offshore Rate Loans).

            (c) If the obligation of any Lender to make or maintain Offshore Rate Loans has been so terminated or suspended, each Borrower may elect, by giving notice to the Lender through the Paying Agent, that all Loans which would otherwise be made by such Lender as Offshore Rate Loans shall be instead Base Rate Loans.

            (d) Before giving any notice or demand to the Paying Agent under this Section, the affected Lender shall designate a different Lending Office with respect to its Offshore Rate Loans or take other appropriate action if such designation or other action will avoid the need for giving such notice or making such demand and will not, in the judgment of such Lender, be illegal or otherwise disadvantageous to such Lender.

      4.3 Increased Costs and Reduction of Return. (a) If any Lender determines that, due to either (i) the introduction of or any change (other than (x) any change by way of imposition of or increase in reserve requirements included in the calculation of the Offshore Rate, (y) any introduction or change covered by
Section 4.1 or (z) any change with respect to a tax imposed on any Lender or Agent as a result of a present, former or future connection between the jurisdiction of the government or taxing authority imposing such tax or any political subdivision or taxing authority thereof or therein and such Lender or Agent (other than a connection arising solely from such Lender or Agent having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement)) in or in the interpretation of any law or regulation or (ii) the compliance by such Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in each case referred to in clause (i) or (ii) above occurring after the date of this Agreement, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Offshore Rate Loan or participating in Letters of Credit, or, in the case of any Issuing Lender, any increase in the cost to such Issuing Lender of agreeing to issue, issuing or maintaining any Letter of Credit or of agreeing to make or making, funding or maintaining any unpaid drawing under any Letter of Credit, then the Borrowers shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Paying Agent), pay to the Paying Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs.

            (b) If any Lender shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, or (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, in each case occurring after the date of this Agreement, affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) determines that the amount of such capital is increased as a consequence of its Commitment, loans, credits or obligations under this Agreement, then, upon demand of such Lender to the Borrowers through the Paying Agent, the Borrowers shall pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such increase.

            (c) The liability of the Borrowers under clauses (a) and (b) above shall be joint and several.

            (d) A Lender seeking compensation under clause (a) or (b) above shall (except to the extent it is able to determine the actual amount thereof) use reasonable allocation methods to determine the amount of such compensation. No Lender may seek compensation under this Section 4.3 unless such Lender is generally seeking compensation for increased costs from other borrowers in similar circumstances.

      4.4 Funding Losses. Each Borrower shall reimburse each Lender and hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of:

            (a) the failure of such Borrower to borrow, continue or convert to an Offshore Loan after such Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation;

            (b) the failure of such Borrower to make any prepayment of an Offshore Rate Loan in accordance with any notice delivered under Section 2.7;

            (c) the prepayment (including pursuant to Section 2.8) or other payment (including after acceleration thereof) or conversion (including pursuant to Section 4.2) of an Offshore Rate Loan on a day that is not the last day of the relevant Interest Period; or

            (d) the automatic conversion under Section 2.4 of any Offshore Rate Loan to a Base Rate Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans or from fees payable to terminate the deposits from which such funds were obtained (but excluding any lost profits). For purposes of calculating amounts payable by either Borrower to the Lenders under this Section and under subsection 4.3(a), each Offshore Rate Loan made by a Lender (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the IBOR used in determining the Offshore Rate for such Offshore Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Offshore Rate Loan is in fact so funded.

      4.5 Inability to Determine Rates. If the Paying Agent determines in good faith that for any reason adequate and reasonable means do not exist for determining the Offshore Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan, or the Majority Banks advise the Paying Agent that the Offshore Rate applicable pursuant to subsection 2.10(a) for any requested Interest Period with respect to a proposed Offshore Rate Borrowing does not adequately and fairly reflect the cost to such Lenders of funding the Loans included in such Borrowing, the Paying Agent will promptly so notify the Borrowers and each Lender. Thereafter, the obligation of the Lenders to make or maintain Offshore Rate Loans hereunder shall be suspended until the Paying Agent or the Majority Lenders, as the case may be, revoke(s) such notice in writing. Upon receipt of such notice, either Borrower may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If a Borrower does not revoke such Notice, the Lenders shall make, convert or continue the Loans, as proposed by such Borrower, in the amount specified in the applicable notice submitted by such Borrower, but such Loans shall be made, converted or continued as Base Rate Loans instead of Offshore Rate Loans.

      4.6 Certificates of Lenders. Any Lender claiming reimbursement or compensation under this Article IV shall deliver to the Borrowers (with a copy to the Paying Agent), as soon as practicable after such Lender determines that it has a basis for such claim, a certificate setting forth in reasonable detail the basis for such claim, the amount payable to such Lender hereunder and a reasonable calculation thereof, and such certificate shall be conclusive and binding on the Borrowers in the absence of manifest error. If a Lender shall fail to notify the Borrowers of the occurrence of any event or the existence of any condition which would entitle such Lender to make a claim for reimbursement or compensation under this Article IV within 90 days following the end of the month during which such event occurred or such condition arose, then the Borrowers' liability for any amounts incurred by such Lender as a result of such event or condition shall be limited to those attributable to the period occurring subsequent to the 90th day prior to the date upon which such Lender actually notifies the Borrowers of the occurrence of such event or existence of such condition.

      4.7 Substitution of Lenders. If any Lender is an Affected Lender, the Borrowers may: (i) request one more of the other Lenders to acquire and assume all or part of such Affected Lender's Loans and Commitment; and/or (ii) designate a replacement bank or financial institution satisfactory to the Borrowers (a "Replacement Lender") to acquire and assume all or a ratable part of all of such Affected Lender's Loans and Commitment. Any Replacement Lender shall be an Eligible Assignee, and any designation of a Replacement Lender shall be subject to the prior written consent of each of the Agents (which consent shall not be unreasonably withheld or delayed). Each Lender agrees that if it is an Affected Lender, it will, promptly upon request of the Borrowers, assign all or the relevant part (as specified by the Borrowers) of its rights and obligations hereunder to another Lender or a Replacement Lender, as contemplated above, pursuant to an Assignment and Acceptance and otherwise in accordance with subsections 12.8(a) and (b) (it being understood that (x) the purchase price for any such assignment shall be equal to the principal amount of the Loans assigned, all accrued and unpaid interest thereon and all (or the ratable portion of) fees owed to such Affected Lender and (y) unless such Affected Lender wrongfully failed to make any Loan, the Borrower shall reimburse such Affected Lender for any amount payable under Section 4.4, computed on the assumption that the Loans assigned by such Affected Lender were prepaid on the date of such assignment).


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

      4.8 Survival. The agreements and obligations of the Borrowers in this
Article IV shall survive the payment of all other Obligations.

                                    ARTICLE V

                              CONDITIONS PRECEDENT

      5.1 Conditions of Effectiveness. This Agreement shall become effective (and the Existing Agreement shall be deemed to have been amended and restated hereby) on the date that (i) QFC shall have consummated (or shall concurrently therewith consummate) the acquisition of HMI pursuant to the HMI Acquisition Agreement; (ii) QFC shall have either issued (or concurrently therewith shall issue) not less than $125,000,000 of Subordinated Notes or shall have received (or concurrently therewith shall receive) gross cash proceeds of at least $150,000,000 from the Contemplated Equity Issuance; (iii) QFC shall have submitted evidence reasonably satisfactory to the Administrative Agents that all Debt to be Repaid has been, or concurrently with the effectiveness of this Agreement will be, paid in full (and that all Liens securing Debt to be Repaid have been, or concurrently with the effectiveness of this Agreement will be, released); (iv) the Effective Date shall have occurred on or before April 30, 1997; (v) there has been no material adverse change in, or a material adverse effect upon, the actual or prospective operations, business properties or condition (financial or otherwise) of HMI since March 3, 1996; (vi) the conditions precedent to the making of a Credit Extension set forth in Section
5.2 shall be satisfied; and (vii) the Administrative Agents shall have received all of the following, in form and substance satisfactory to each of the Administrative Agents and each Lender, and (except for any Notes) in sufficient copies for each Lender:

            (a) Credit Agreement and Notes. This Agreement (and, if applicable, any Notes) executed by each party thereto.

            (b) Resolutions and Incumbency of the Credit Parties.

                  (i) Copies of resolutions of the board of directors of each Credit Party authorizing the transactions contemplated hereby, certified as of the Effective Date by the Secretary or an Assistant Secretary of such Credit Party; and

                  (ii) A certificate of the Secretary or an Assistant Secretary of each Credit Party certifying the names and true signatures of the officers of such Credit Party authorized to execute and deliver (and executing and


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

      delivering) the Loan Documents to which such Credit Party is a party.

            (c) Organization Documents; Good Standing. Each of the following documents:

                  (i) the articles or certificate of incorporation and the bylaws of each Credit Party as in effect on the Effective Date, certified by the Secretary or an Assistant Secretary of such Credit Party; and

                  (ii) a good standing and, if applicable, tax good standing certificate as of a recent date for each Credit Party from the Secretaries of State (or similar, applicable Governmental Authority) of its state of incorporation.

            (d) Legal Opinions.

                  (i) an opinion of Bogle & Gates P.L.L.C., Washington counsel to the Credit Parties, substantially in the form of Exhibit D-1; an opinion of Paul, Hastings, Janofsky & Walker LLP, California counsel to HMI, substantially in the form of Exhibit D-2; and an opinion of Rosenberg & Liebentritt, P.C., special Illinois counsel to the Credit Parties, substantially in the form of Exhibit D-3; and

                  (ii) an opinion of Mayer, Brown & Platt, special counsel to the Administrative Agents, substantially in the form of Exhibit E.

            (e) Payment of Fees. Evidence of payment by QFC of all accrued and unpaid fees, costs and expenses owing under or in connection with this Agreement and the other Loan Documents to the extent then due and payable on the Effective Date, together with Attorney Costs of the Administrative Agents payable pursuant to Section 12.4 to the extent invoiced prior to or on the Effective Date, plus such additional amounts of Attorney Costs as shall constitute the Administrative Agents' reasonable estimate of Attorney Costs incurred or to be incurred by them through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between QFC and the Administrative Agents), including any such costs, fees and expenses arising under or referenced in Sections 2.11 and 12.4.

            (f) Certificate. A certificate signed by a Responsible Officer, dated as of the Effective Date, stating that:


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

                  (i) the representations and warranties contained in Article VI are true and correct in all material respects on and as of such date, as though made on and as of such date;

                  (ii) no Event of Default or Unmatured Event of Default exists or would result from the requested Credit Extensions; and

                  (iii) no event or circumstance has occurred since December 30, 1995 that has resulted or could reasonably be expected to result in a Material Adverse Effect.

            (g) Pledge Agreements. A pledge agreement, substantially in the form of Exhibit H, issued by each of Parent and QFC (each such pledge agreement, together with any pledge agreement delivered pursuant to Section 7.13, a "Pledge Agreement"), together with, in each case, the stock certificates to be pledged thereunder and stock powers executed in blank and the Intercompany Notes to be pledged thereunder.

            (h) Intercompany Guaranty (QFC). A guaranty, substantially in the form of Exhibit I (the "Intercompany Guaranty (QFC)"), executed by each Subsidiary of QFC (other than Parent and any Merger Subsidiary).

            (i) Pricing Certificate. A certificate signed by the chief financial officer of QFC setting forth the pro forma determination (after giving effect to all transactions consummated on the Effective Date) of the Senior Leverage Ratio as contemplated by Schedule 1.1(a).

            (j) Other Documents. Such other approvals, documents or materials as either of the Administrative Agents or any Lender may reasonably request.

      5.2 Conditions to All Credit Extensions. The obligation of each Lender to make any Loan (including any Loan to be made on the Effective Date), and the obligation of the Issuing Lenders to Issue any Letter of Credit (including any Letter of Credit to be issued on the Effective Date), is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date or Issuance Date:

            (a) Notice, Application. In the case of any Loan (other than a Revolving Loan made pursuant to subsection 2.5(e) or 3.3(c)), the Paying Agent shall have received (with, in the case of the initial Loans only, a copy for each Lender) a Notice of Borrowing; or in the case of any Issuance of any Letter of Credit, the applicable Issuing Lender and the Paying Agent shall have received an L/C Application or L/C Amendment Application, as required under
Section 3.2.

            (b) Continuation of Representations and Warranties. The representations and warranties in Article VI shall be true and correct in all material respects on and as of such Borrowing Date or Issuance Date with the same effect as if made on and as of such Borrowing Date or Issuance Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date).

            (c) No Existing Default. No Unmatured Event of Default or Event of Default shall exist or shall result from such Borrowing or such Issuance.

            (d) Availability. If any Santee Guaranty is outstanding, after giving effect to such Credit Extension, the Borrower shall have availability for additional Revolving Loans and/or Acquisition Loans in an amount at least equal to the sum of the Liquidity Amount plus the maximum amount which could be payable under the Santee Guaranty.

Each Notice of Borrowing and L/C Application or L/C Amendment Application submitted by the Borrowers hereunder shall constitute a representation and warranty by the applicable Borrower that, as of the date of each such notice and as of the Borrowing Date or Issuance Date, as applicable, the conditions in this
Section 5.2 are satisfied.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

      The Company represents and warrants (and, in connection with each Credit Extension made on or after the Restructuring Effective Date, Holdings represents and warrants) to the Agents and each Lender that:

      6.1 Corporate Existence and Power. The Company and each of its
Subsidiaries:

            (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

            (b) has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets and to carry on its business;


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

            (c) is duly qualified as a foreign corporation and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license; and

            (d) is in compliance with all Requirements of Law;

except, in each case, to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

      6.2 Corporate Authorization; No Contravention. The execution, delivery and performance by each Credit Party of each Loan Document to which it is party, the borrowings hereunder by the Borrowers, and the grant of security interests pursuant to the Pledge Agreements are within the corporate power and authority of such Credit Party, have been duly authorized by all necessary corporate action, and do not and will not:

            (a) contravene the terms of such Credit Party's Organization Documents;

            (b) conflict with or result in any breach or contravention of, or result in or require the creation of any Lien under, any document evidencing any Contractual Obligation to which such Credit Party is a party or any order, injunction, writ or decree of any Governmental Authority to which such Credit Party, or any property of such Credit Party, is subject; or

            (c) violate any Requirement of Law.

      6.3 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Credit Party of any Loan Document to which it is a party.

      6.4 Binding Effect. Each of this Agreement and each other Loan Document to which any Credit Party is a party constitutes the legal, valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

      6.5 Litigation. Except as specifically disclosed in Schedule 6.5, there are no actions, suits, proceedings, claims or disputes pending or, to the best knowledge of the Company,


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

threatened, at law, in equity, in arbitration or before any Governmental Authority, against the Company or any of its Subsidiaries or any of their respective properties which (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or (b) would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or other order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

      6.6 No Default. No Unmatured Event of Default or Event of Default exists or would result from the incurring of any Obligations by the Borrowers. As of the Effective Date, neither the Company nor any Subsidiary is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Effective Date, create an Event of Default under subsection 9.1(e).

      6.7 ERISA Compliance. Except as specifically disclosed in Schedule 6.7:

            (a) (i) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (ii) each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and, to the best knowledge of the Company, nothing has occurred which would cause the loss of such qualification; (iii) the Company and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code; and (iv) no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

            (b) There are no pending or, to the best knowledge of Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

            (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); and (iii) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

      6.8 Use of Proceeds; Margin Regulations. The proceeds of the Loans are to be used solely for the purposes set forth in and permitted by Section 7.12 and
Section 8.6. Neither the Company nor any Subsidiary is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

      6.9 Title to Properties. The Company and each Subsidiary has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its businesses, except for such defects in title or invalidity of leaseholds as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As of the Effective Date, the property of the Company and its Subsidiaries is subject to no Liens, other than Permitted Liens.

      6.10 Taxes. The Company and its Subsidiaries have filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. As of the date of this Agreement, the Company does not have knowledge of any proposed tax assessment against the Company or any Subsidiary that would, if made, have a Material Adverse Effect.

      6.11 Financial Condition. (a) The audited consolidated financial statements of QFC and its Subsidiaries dated December 31, 1995, and the unaudited consolidated financial statements of QFC and its Subsidiaries dated September 7, 1996, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal periods ended on such dates:

                  (i) were prepared in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein;

                  (ii) fairly present the financial condition of QFC and its Subsidiaries as of the dates thereof and results of operations for the periods covered thereby (subject, in the case of such unaudited financial statements, to the


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

      absence of footnotes and to normal year-end adjustments); and

                  (iii) except as specifically disclosed in Schedule 6.11, show all material indebtedness and other liabilities, direct or contingent, of QFC and its Subsidiaries as of the dates thereof, including liabilities for taxes, material commitments and material Contingent Obligations.

            (b) Since December 31, 1995, there has been no Material Adverse Effect.

      6.12 Environmental Matters. The Company conducts in the ordinary course of business a review of the effect of existing Environmental Laws and existing Environmental Claims on its business, operations and properties, and as a result thereof the Company has reasonably concluded that, except as specifically disclosed in Schedule 6.12, such Environmental Laws and Environmental Claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

      6.13 Regulated Entities. None of the Company, any Person controlling the Company, or any Subsidiary is an "Investment Company" within the meaning of the Investment Company Act of 1940. The Company is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

      6.14 No Burdensome Restrictions. Neither the Company nor any Subsidiary is a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document, or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect.

      6.15 Copyrights, Patents, Trademarks and Licenses, etc. The Company or its Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person (except for any failure to own, license or otherwise have the right to use any of the foregoing or any conflict which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect). To the best knowledge of each of the Borrowers, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or any Subsidiary infringes upon any rights held by any other Person (except for any infringement which could not reasonably be expected to have a Material Adverse Effect).

      6.16 Subsidiaries. As of the Effective Date, the Company has no Subsidiaries other than those specifically disclosed in part (a) of Schedule
6.16 and has no equity investments in any other corporation or entity other than those specifically disclosed in part (b) of Schedule 6.16.

      6.17 Insurance. Except as specifically disclosed in Schedule 6.17, the properties of the Company and each of its Subsidiaries are insured with financially sound and reputable insurance companies, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or such Subsidiary operates.

      6.18 Full Disclosure. None of the representations or warranties made by the Company or any Subsidiary in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Company or any Subsidiary in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of the Company to the Lenders prior to the Effective Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered (it being understood that any financial projections prepared by the Company or any Subsidiary were based on good faith estimates and assumptions which the officers of the Company or such Subsidiary believed, at the time of preparation thereof, reasonable and attainable, but that projections as to future events are not to be viewed as facts or as guaranties of future performance and that actual results for the period or periods covered by any projections may differ from projected results and such differences may be material).

      6.19 Solvency, etc. On the Effective Date (or, in the case of any Person which becomes a Guarantor after the Effective Date, on the date such Person becomes a Guarantor), and immediately prior to and after giving effect to the issuance of each Letter of Credit and each borrowing hereunder and the use of the proceeds thereof, (a) neither the Company nor any Guarantor will be "insolvent" as such term is defined in each of the Bankruptcy Code, the Uniform Fraudulent Transfers Act as in effect in the applicable jurisdiction and the Uniform Fraudulent Conveyances Act as in effect in the applicable jurisdiction and (b) each of the Company and each Guarantor, will be able to pay its debts as they mature and will have capital reasonably sufficient to carry on its business as then constituted.

                                   ARTICLE VII

                              AFFIRMATIVE COVENANTS

      So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation for the payment of money shall remain unpaid, or any Letter of Credit shall remain outstanding, unless the Majority Lenders waive compliance in writing, the Company agrees that:

      7.1 Financial Statements. The Company shall deliver to the Paying Agent, with sufficient copies for each Lender:

            (a) as soon as available, but not later than 90 days after the end of each fiscal year, a copy of the audited consolidated balance sheet of the Company and its Subsidiaries as at the end of such year and the related consolidated and consolidating statements of income or operations, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of Deloitte & Touche or another nationally-recognized independent public accounting firm ("Independent Auditor"), which opinion (x) shall state that such consolidated financial statements present fairly the financial position of the Company and its Subsidiaries for the periods indicated in conformity with GAAP applied on a basis consistent with prior years and (y) shall not be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of the Company's or any Subsidiary's records; and

            (b) as soon as available, but not later than 45 days (or, in the case of the fiscal quarter ending March 22, 1997, 60 days) after the end of each of the first three fiscal quarters of each fiscal year, a copy of the unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter and the related consolidated and consolidating statements of income, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by a Responsible Officer as fairly presenting, in accordance with GAAP (subject to normal year-end audit adjustments), the financial position and the results of operations of the Company and its Subsidiaries.

      7.2 Certificates; Other Information. The Company shall furnish to the Paying Agent, with sufficient copies for each Lender:

            (a) concurrently with the delivery of the financial statements referred to in subsection 7.1(a), a certificate of the Independent Auditor stating that in making the examination necessary therefor, nothing came to its attention that caused it to believe that an Event of Default had occurred with respect to any of the covenants set forth in Sections 8.9, 8.10, 8.11, 8.12,
8.13 and 8.17 insofar as such covenants relate to accounting, matters, except as specified in such certificate;

            (b) concurrently with the delivery of the financial statements referred to in subsections 7.1(a) and (b), a Compliance Certificate executed by a Responsible Officer;

            (c) promptly, copies of all financial statements and reports that the Company sends to its shareholders, and copies of all financial statements and regular, periodic or special reports (including Forms 10K, 10Q and 8K) that the Company or any Subsidiary may make to, or file with, the SEC;

            (d) as soon as available, and in any event within 30 days after the commencement of each fiscal year, the budget for such year and projected income statements, balance sheets and statements of cash flows as at the end of each quarter of such fiscal year (including an explanation of the assumptions used in preparing such budget and projections); and

            (e) promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary as either Administrative Agent, at the request of any Lender, may from time to time reasonably request.

      7.3 Notices. The Company shall promptly notify each of the Administrative Agents (and the Paying Agent shall thereupon promptly notify each Lender):

            (a) of the occurrence of any Unmatured Event of Default or Event of Default;

            (b) of any matter (including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Company or any Subsidiary;
(ii) any dispute, litigation, investigation or proceeding between the Company or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary, including pursuant to any applicable Environmental Laws) that has resulted or could reasonably be expected to result in a Material Adverse Effect;

            (c) of the occurrence of any of the following events affecting the Company or any ERISA Affiliate (but in no event more than 10 Business Days after such event), and deliver to each of the Administrative Agents (with sufficient copies for each Lender to the Paying Agent) a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Company or any ERISA Affiliate with respect to such event:

                  (i) an ERISA Event;

                  (ii) the adoption of, or the commencement of contributions to, any Plan subject to Section 412 of the Code by the Company or any ERISA Affiliate; or

                  (iii) the adoption of any amendment to a Plan subject to
      Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability;

            (d) of any material change in accounting policies or financial reporting practices by the Company or any of its consolidated Subsidiaries; and

            (e) any notice delivered pursuant to any Santee Agreement to the effect that a financial covenant has been breached by Santee or a Santee Owner or a price adjustment will be applicable as a result of a failure by Santee to maintain the Santee Debt Service Coverage Ratio or the Santee Fixed Charge Coverage Ratio.

            Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action the Company or any affected Subsidiary has taken or proposes to take with respect thereto. Each notice under subsection 7.3(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been breached or violated. Without limiting any of the foregoing provisions of this Section 7.3, the Company will promptly notify each Administrative Agent (and the Paying Agent will thereupon promptly notify each Lender), and, to the extent possible, give each Administrative Agent at least 10 days' prior written notice of any contribution failure sufficient to give rise to a Lien under Section 302(f) of ERISA.

      7.4 Preservation of Corporate Existence, Etc. The Company shall, and shall cause its Subsidiaries to:

            (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation (except the extent otherwise permitted herein);

            (b) preserve and maintain in full force and effect all material governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business except in connection with transactions permitted by Section 8.2;

            (c) use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill (except to the extent otherwise permitted herein); and

            (d) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

      7.5 Maintenance of Property. The Company shall, and shall cause its Subsidiaries to, maintain, and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted. The Company and each of its Subsidiaries shall use the standard of care typical in the industry in the operation and maintenance of its facilities.

      7.6 Insurance. The Company shall, and shall cause its Subsidiaries to, maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

      7.7 Payment of Obligations. The Company shall, and shall cause its Subsidiaries to, pay and discharge as the same shall become due and payable all their respective material obligations and liabilities, including:

            (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets; and

            (b) all lawful material claims which, if unpaid, would by law become a Lien upon its property;

unless, in each case, the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary (it being understood that any failure to pay any material Indebtedness shall not constitute a breach of this Section 7.7 unless such failure also constitutes an Event of Default under Section 9.1(e)).

      7.8 Compliance with Laws. The Company shall, and shall cause its Subsidiaries to, comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist.

      7.9 Compliance with ERISA. The Company shall, and shall cause its ERISA Affiliates to: (a) maintain each Pension Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; and (b) make all required contributions to any Plan subject to
Section 412 of the Code.

      7.10 Inspection of Property and Books and Records. The Company shall, and shall cause its Subsidiaries to, maintain, proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company or each Subsidiary. The Company shall permit, and shall cause each of its Subsidiaries to permit, agents or representatives of any Agent or any Lender (at the expense of such Agent or such Lender) to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and receive copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (it being understood that the Company shall have the right to participate in any discussions with such accountants), in each case at reasonable times during normal business hours and upon reasonable advance notice to the Company; provided, however, at any time an Event of Default exists, any Agent or any Lender may do any of the foregoing at the expense of the Company at any time during normal business hours and without advance notice.

      7.11 Environmental Laws. The Company shall, and shall cause its Subsidiaries to, conduct its operations and keep and maintain its property in compliance with all Environmental Laws, except for any non-compliance which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

      7.12 Use of Proceeds. QFC shall use the proceeds of the Loans made on the Effective Date only for (a) refinancing Debt to be Repaid, (b) the payment of fees and expenses in connection with this Agreement and (c) working capital and other general corporate purposes (including the acquisition of HMI pursuant to the HMI Acquisition Agreement) not in contravention of any Requirement of Law or of any Loan Document. Thereafter, the applicable Borrower shall use the proceeds of (i) the Revolving

Loans and Swingline Loans for working capital and other general corporate purposes (including Acquisitions permitted pursuant to subsection 8.3(e)) not in contravention of any Requirement of Law or any Loan Document and (ii) Acquisition Loans solely to consummate Acquisitions permitted pursuant to subsection 8.3(e); provided that to the extent that either the Contemplated Equity Issuance has not occurred or the Subordinated Notes have not been issued on or prior to the Effective Date, QFC may use up to the Specified Portion (as defined below) of the Acquisition Facility for the purposes set forth in the first sentence of this Section 7.12. For purposes of the foregoing, "Specified Portion" means the lesser of (x) $150,000,000 and (y) $275,000,000 minus the net cash proceeds from the Contemplated Equity Issuance or the issuance of the Subordinated Notes (whichever has occurred). Notwithstanding the foregoing, proceeds of Revolving Loans and/or Acquisition Loans may be used to make Permitted Santee Investments or to make payments under the Santee Guaranty.

      7.13 Further Assurances. The Company shall, and shall cause its Subsidiaries to, take such actions as may be necessary or as either Administrative Agent or the Majority Lenders reasonably request from time to time (including the execution and delivery of guaranties, pledge agreements and other documents, and the delivery of stock certificates and Intercompany Notes) in order to ensure that (a) each Subsidiary (other than a Canadian Subsidiary) of the Company has unconditionally guaranteed the Obligations (except to the extent it is the primary obligor thereof), (b) the Obligations of the Borrowers hereunder and under the other Loan Documents are secured by the pledge by each Borrower of each Intercompany Note issued in favor of such Borrower and (c) the obligations of each Credit Party under the Loan Documents are secured by the pledge of all of the capital stock of each Subsidiary of such Credit Party (to the extent owned directly by such Credit Party); provided that (i) the pledge of the capital stock of any Canadian Subsidiary shall be limited to 65% of the outstanding capital stock of such Canadian Subsidiary and (ii) QFC shall not be required to pledge the stock of Parent or any Merger Subsidiary so long as such entities have no material assets and engage in no material business (other than effectuating the Restructuring and, in the case of Parent, issuing the Parent Guaranty). Notwithstanding anything to the contrary set forth above, with respect to any Person that is the subject of a tender offer initiated by the Company or any of its Subsidiaries with the intended result that the Company or such Subsidiary, as applicable, acquire a sufficient interest in such Person to effectuate a squeeze-out merger, such Person shall not be required to guaranty the Obligations or pledge any capital stock until the earlier of (x) 30 days after the acquisition of such sufficient interest and (y) the completion of such squeeze-out merger. Contemporaneously with the execution and delivery of any guaranty, pledge agreement or other document required to comply with the foregoing provisions of this Section 7.13, the Company shall, or shall cause the applicable Subsidiary to, deliver all resolutions, opinions and corporate documents as either Administrative Agent or the Majority Lenders may reasonably request to confirm the enforceability of such document and the perfection of the security interest created thereby, if applicable.

      7.14 Interest Rate Protection. If Subordinated Notes in a principal amount not less than $125,000,000 are not issued within 180 days after the Effective Date, then no later than such 180th day the Company shall enter into one or more interest rate protection agreements reasonably acceptable to the Administrative Agents with respect to a notional principal amount of not less than $125,000,000 (less the sum of the amount of gross cash proceeds in excess of $150,000,000 received from any offering of Shares by the Company and the gross cash proceeds of any issuance of Subordinated Notes, in either case, received on the Effective Date or during the 180-day period thereafter).

                                  ARTICLE VIII

                               NEGATIVE COVENANTS

      So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation for the payment of money shall remain unpaid or any Letter of Credit shall remain outstanding, unless the Majority Lenders waive compliance in writing, the Company covenants as follows:

      8.1 Limitation on Liens. The Company shall not, and shall not permit any Subsidiary to, directly or indirectly, make, create, incur, assume or permit to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):

            (a) any Lien existing on property of the Company or any Subsidiary on the Effective Date and set forth on Schedule 8.1 securing Indebtedness outstanding on such date;

            (b) any Lien created under any Loan Document;

            (c) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 7.7, provided that no notice of lien has been filed or recorded under the Code or any other Requirement of Law;

            (d) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

            (e) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

            (f) Liens on property of the Company or its Subsidiaries securing
(i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) contingent obligations on surety bonds (other than appeal bonds or other bonds relating to litigation), and (iii) other non-delinquent obligations of a like nature, in each case incurred in the ordinary course of business, provided all such Liens in the aggregate would not (even if enforced) reasonably be expected to have a Material Adverse Effect;

            (g) Liens consisting of judgment or judicial attachment liens and Liens securing appeal bonds and other bonds relating to litigation, provided that the enforcement of such Liens is effectively stayed and all such liens in the aggregate at any time outstanding for the Company and its Subsidiaries do not exceed $15,000,000;

            (h) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, do not materially interfere with the financial condition, properties, prospects or ordinary conduct of the businesses of the Company and its Subsidiaries taken as a whole;

            (i) Liens on real property acquired after the Effective Date securing Indebtedness permitted by subsection 8.4(e);

            (j) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the FRB and (ii) such deposit account is not intended by the Company or any Subsidiary to provide collateral to such depository institution;

            (k) Liens on inventory (i) that is in the possession or control of a wholesaler or supplier, (ii) has not been delivered to or paid for by the Company or any Subsidiary and (iii) for which neither the Company nor any Subsidiary has any obligation to make any payment until such delivery is made and accepted;

            (l) Liens on assets of Subsidiaries of the Company which become Subsidiaries after the Effective Date or Liens on assets acquired by the Company or any of its Subsidiaries after the Effective Date; provided that (i) such Liens were in existence at the time such Subsidiary became a Subsidiary or at the time such assets were acquired and (ii) such Liens were not created in contemplation of the transaction pursuant to which such Subsidiary became a Subsidiary or in contemplation of the acquisition of such assets;

            (m) Liens on personal property of the Company and its Subsidiaries (other than the capital stock of any Subsidiary or any Intercompany Note) securing Indebtedness permitted by subsection 8.4(d);

            (n) Liens on the capital stock of Santee or on the equity interest in Santee Holdings granted to secure obligations of Santee under the Santee Debt Placement Agreement;

            (o) Liens arising in connection with the refinancing of Indebtedness secured by Liens described in clauses (a) or (l) above, provided that there is no increase in the principal amount of such Indebtedness and such Liens do not extend to any additional property; and

            (p) other Liens (other than Liens on the capital stock of any Subsidiary or any Intercompany Note) securing obligations not in excess of $1,000,000.

      8.2 Consolidations and Mergers. The Company shall not, and shall not permit any Subsidiary to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, or make any Acquisition except:

            (a) any Subsidiary may merge or consolidate with the Company, provided that the Company shall be the continuing or surviving corporation, or with any one or more Subsidiaries, provided that if any transaction shall be between a Subsidiary and a Wholly-Owned Subsidiary, the Wholly-Owned Subsidiary shall be the continuing or surviving corporation;

            (b) any Subsidiary may sell all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Company or another Subsidiary;

            (c) the Company or any Subsidiary may sell assets so long as the proceeds thereof are, to the extent applicable, applied in accordance with Sections 2.6 and 2.8;

            (d) the Company and its Subsidiaries may enter into the transactions described in clause (i) of the definition of Restructuring Effective Date; and

            (e) the Company or any Subsidiary may make Acquisitions permitted by subsection 8.3(e).

      Notwithstanding anything to the contrary set forth above, neither QFC nor HMI shall sell all or a substantial part of the assets owned by such entity on the Effective Date (it being understood that each such entity may sell inventory in the ordinary course of business).

      8.3 Loans and Investments. The Company shall not, and shall not permit any Subsidiary to, make or permit to exist any Investment in any Person, except for:

            (a) any Investment existing on the Effective Date and listed on
Schedule 8.3;

            (b) Investments in cash equivalents and short term marketable debt securities;

            (c) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

            (d) subject to Section 7.13, Investments in Subsidiaries and Investments by Subsidiaries in the Company;

            (e) Investments incurred in order to consummate Acquisitions, provided that (i) no Unmatured Event of Default or Event of Default exists or will result therefrom, (ii) after giving effect to such Acquisition, the unused portion of the Revolving Commitment Amount will be not less than the Liquidity Amount, (iii) after giving effect to such Acquisition, (A) the Line of Business Percentage for the most recently-ended Computation Period (calculated on a pro forma basis as if such Acquisition had occurred at the beginning of such Computation Period) shall be at least 80% and (B) the Company would have been in compliance on a pro forma basis, after giving effect to such Acquisition (as if such Acquisition had occurred, and any related Indebtedness had been assumed or incurred, on the first day of the most recently-ended Computation Period) with Sections 8.10, 8.11 and 8.12 as of such most recently-ended Computation Period; provided that for purposes of testing compliance herewith, the "Permitted Ratio" for the applicable period as set forth in each of Sections
8.11 and 8.12, shall be reduced by 0.25, (iv) the aggregate total consideration paid (including cash consideration paid, Indebtedness created or assumed and equity issued) after the Effective Date in connection with (A) all Acquisitions (including such proposed Acquisition) shall not exceed $750,000,000 and (B) all Canadian Acquisitions (including, if applicable, such proposed Acquisition) shall not exceed $75,000,000 (it being understood that Canadian Acquisitions shall be the only permitted Foreign Acquisitions); (v) if Z/C and its Affiliates do not own at least 10% of each class of Voting Stock of the Company, the board of directors of any entity proposed to be acquired has not announced that it will oppose such Acquisition and has not commenced any litigation which alleges that such Acquisition violates, or will violate, any Requirement of Law or any Contractual Obligation of such entity, and (vi) if the total consideration to be paid in connection with such proposed Acquisition exceeds $25,000,000, the Company shall have delivered to the Administrative Agents a certificate setting forth calculations demonstrating compliance with the requirements set forth in clauses (ii) and (iii) above;

            (f) Permitted Santee Investments;

            (g) Contingent Obligations permitted by Section 8.7;

            (h) extensions of credit in connection with sales of assets outside the ordinary course of business in an aggregate maximum amount not to exceed $10,000,000 at any time outstanding; provided that such Investments may exceed $10,000,000 so long as such excess would be permitted under clause (i) below; and

            (i) other Investments, in addition to those described in clauses (a) through (h) above, (including Investments described in clause (h) above in excess of $10,000,000) in and to other Persons in an aggregate maximum outstanding amount not at any time to exceed $25,000,000; provided that no Investments of the type described in clauses (e) or (f) above shall be permitted pursuant to this clause (i).

      8.4 Limitation on Funded Debt. The Company shall not, and shall not permit any Subsidiary to, create, incur, assume, permit to exist, or otherwise become or remain directly or indirectly liable with respect to, any Funded Debt, except:


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

            (a) Funded Debt incurred pursuant to this Agreement and the other Loan Documents;

            (b) Subordinated Debt;

            (c) Funded Debt set forth on Schedule 8.4; provided that all Debt to be Repaid shall be paid in full on the Effective Date;

            (d) Funded Debt not exceeding $15,000,000 in the aggregate at any time outstanding secured by Liens on personal property;

            (e) Funded Debt secured by mortgages on real property and Funded Debt of the type described in clause (f) of the definition of Indebtedness, in each case incurred after the Effective Date, not exceeding $125,000,000 in the aggregate at any time outstanding; provided that not more than $25,000,000 of the principal amount of all such Funded Debt shall be payable before the scheduled Termination Date;

            (f) Funded Debt assumed or created in connection with Acquisitions permitted by subsection 8.3(e); provided that no more than $25,000,000 of Funded Debt may be assumed or created in connection with any such Acquisition or series of related Acquisitions unless approved by the Majority Lenders;

            (g) Guaranty Obligations of the Company or any Subsidiary with respect to Indebtedness incurred by Santee; provided that any such Guaranty Obligations shall be on terms and conditions substantially consistent with those set forth in Schedule 1.1(g) and the aggregate amount of such Guaranty Obligations (including amounts previously paid thereunder) shall not exceed $80,000,000 minus the amount of all Investments described in clause (z) of the definition of Permitted Santee Investments and the amount of any Comfort Letter Debt;

            (h) Funded Debt owed to the Company or any Subsidiary (subject, if applicable, to Section 7.13);

            (i) Funded Debt which constitutes a Contingent Obligation permitted by subsection 8.7(h); and

            (j) renewals, extensions, refinancings and refundings of Funded Debt permitted pursuant to this Section 8.4; provided that, in the case of capital lease obligations referred to in clause (c) and other Funded Debt referred to in clause (f), there is no increase in the outstanding principal thereof and the terms and conditions thereof are no less favorable to the Lenders than the existing terms and conditions of such original Funded Debt.

Notwithstanding the foregoing provisions of this Section 8.4, neither the Company nor any Subsidiary shall incur any Funded Debt (other than the Subordinated Notes) of the type described in clause (b) or (e) if, after giving effect to the incurrence of such Funded Debt, (A) an Unmatured Event of Default or Event of Default would exist or (B) on a pro forma basis, after giving effect to the incurrence of such Funded Debt (as if such Funded Debt had been incurred on the first day of the most recently-ended Computation Period), the Company would not have been in compliance with Sections 8.10 through 8.13 as of such most recently-ended Computation Period.

      8.5 Transactions with Affiliates. The Company shall not, and shall not permit any Subsidiary to, enter into any transaction (other than the transactions contemplated by the Santee Agreements) with any Affiliate of the Company (other than the Company or a Subsidiary), except upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Company or such Subsidiary.

      8.6 Margin Stock. The Company shall not permit more than 25% of the value of the assets of the Company and its Subsidiaries to constitute Margin Stock.

      8.7 Contingent Obligations. The Company shall not, and shall not permit any Subsidiary to, create, incur, assume or permit to exist any Contingent Obligations except:

            (a) endorsements for collection or deposit in the ordinary course of business;

            (b) Swap Contracts entered into in the ordinary course of business as bona fide hedging transactions;

            (c) Contingent Obligations of the Company and its Subsidiaries existing as of the Effective Date and listed in Schedule 8.7;

            (d) Guaranty Obligations to the extent permitted by Section 8.4;

            (e) Contingent Obligations of HMI arising under the Product Purchase Agreement;

            (f) Contingent Obligations arising under any comfort letter substantially in the form set forth on Schedule 1.1(h) issued by the Company or any Subsidiary in favor of any working capital lender (or, prior to the issuance of Indebtedness under the Santee Debt Placement Agreement, any lender) to Santee, provided that the aggregate amount of Indebtedness of Santee


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

benefitting from such comfort letters shall not at any time exceed (x) prior to the issuance of Indebtedness under the Santee Debt Placement Agreement, $30,000,000 minus the amount of all advance payments made to Santee for product purchases in excess of $6,000,000, and (y) thereafter, $10,000,000;

            (g) subordinated Guaranty Obligations arising under the Subordinated
Note Indenture or any supplement thereto; and

            (h) other Contingent Obligations (other than letters of credit) not at any time exceeding in the aggregate $15,000,000.

      8.8 Amendments to Certain Documents. The Company will not, and will not permit any Subsidiary to, make or agree to any amendment to or modification of, or waive any of its rights under, the HMI Acquisition Agreement, the Subordinated Note Indenture or any other instrument or document evidencing or governing Subordinated Debt (other than any amendment or modification to cure any ambiguity, to correct or supplement any provision thereof which may be inconsistent with any other provision thereof or to make any other technical amendment thereto which, in any such case, is not material and, in any event, is not adverse to the interests of the Lenders or any other amendment or modification which is not material or not adverse to the interests of the Lenders).

      8.9 Restricted Payments. The Company shall not, and not permit any Subsidiary to, (a) declare or pay any dividends on any of its capital stock, (b) purchase or redeem any such stock or any warrants, options or other rights in respect of such stock, (c) make any other distribution to shareholders, (d) prepay, purchase, defease or redeem any Subordinated Debt or (e) set aside funds for any of the foregoing; provided that:

            (i) any Subsidiary may declare and pay dividends to any Credit
      Party;

            (ii) the Company may declare and make dividend payments or other distributions payable solely in Shares;

            (iii) the Company may purchase, redeem or otherwise acquire Shares or warrants or options to acquire Shares (A) with the proceeds received from the substantially concurrent issue of new Shares and (B) so long as no Event of Default exists and is continuing or would result therefrom, from officers and other employees of the Company or any of its Subsidiaries in connection with incentive and compensation programs in an aggregate amount not exceeding $2,500,000 in any fiscal year; and

            (iv) so long as no Event of Default or Unmatured Event of Default exists or would result therefrom, the Company may declare and pay cash dividends to its stockholders or purchase, redeem or otherwise acquire shares of its capital stock or warrants, rights or options to acquire such shares, or prepay or redeem (or permit QFC or Holdings to prepay or redeem) any Subordinated Debt, so long as immediately after giving effect thereto, the aggregate amount of all payments made in connection with the foregoing (excluding any payments permitted by clause (iii) above) will not exceed the sum of (A) $15,000,000 plus (B) the Specified Percentage (as defined below) of Net Income for each fiscal year ending on or after December 27, 1997 plus (C) 100% of net cash proceeds received from any issuance of common stock of the Company (other than proceeds from the Contemplated Equity Issuance except to the extent the net cash proceeds thereof exceed $144,000,000).

      For purposes of clause (iv) above, "Specified Percentage" means, for any fiscal year, (i) if the Leverage Ratio was greater than 3.0 to 1 as of the last day of such fiscal year, 25% and (ii) if the Leverage Ratio was equal to or less than 3.0 to 1 as of the last day of such fiscal year, 50%; provided that if there was negative Net Income for such fiscal year, the "Specified Percentage" shall be 100%.

      8.10 Interest and Rental Expense Coverage Ratio. The Company shall not permit the ratio of (a) EBITDA plus consolidated net rent expense of the Company and its Subsidiaries for any Computation Period to (b) the sum of consolidated gross interest expense of the Company and its Subsidiaries plus consolidated net rent expense of the Company and its Subsidiaries for such Computation Period to be less than the applicable ratio set forth below for such Computation Period:

      Computation                                           Permitted
      Period Ending                                           Ratio
      -------------                                           -----

      Second, third and fourth fiscal quarters of
      fiscal year 1997 and during fiscal
      year 1998                                              1.75
      During fiscal year 1999                                2.00
      During fiscal year 2000                                2.25
      Thereafter                                             2.50.

      8.11 Leverage Ratio. The Company shall not permit the Leverage Ratio to be greater than the applicable ratio set forth below at any time during any period set forth below:


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

                                                            Permitted
      Period                                                  Ratio
      ------                                                  -----

      During fiscal years 1997 and 1998                      5.00
      During fiscal year 1999                                4.75
      During fiscal year 2000                                4.50
      During fiscal year 2001                                4.25
      Thereafter                                             4.00.

      8.12 Senior Leverage Ratio. The Company shall not permit the Senior Leverage Ratio to be greater than the applicable ratio set forth below at any time during any period set forth below:

                                                            Permitted
      Period                                                  Ratio
      ------                                                  -----

      During fiscal year 1997                                4.00
      During fiscal years 1998 and 1999                      3.75
      During fiscal year 2000                                3.50
      During fiscal year 2001                                3.25
      Thereafter                                             3.00.

      8.13 Net Worth. The Company shall not at any time permit its consolidated shareholders' equity to be less than the sum of (a) $65,000,000 plus (b) 75% of the net proceeds of all issuances of equity by the Company after December 28, 1996, plus (c) the Specified Percentage (as defined below) of Net Income (but not less than zero in any fiscal year) for each fiscal year ended on or after December 27, 1997. For purposes of the foregoing, "Specified Percentage" means, for any fiscal year, (i) if the Leverage Ratio was greater than 3.0 to 1 as of the last day of such fiscal year, 75%; and (ii) otherwise, 50%.

      8.14 ERISA. The Company shall not, and shall not permit any of its ERISA Affiliates to, engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

      8.15 Line of Business. The Company shall not, and shall not permit its Subsidiaries to, engage in any business other than retail grocery operations, the wholesale distribution of groceries, and other businesses reasonably related thereto.

      8.16 Restrictive Agreements. Except (in the case of clause (i) below) for the Subordinated Note Indenture, the Company shall not, and shall not permit any Subsidiary to, directly or indirectly enter into or become bound by any agreement, instrument, indenture or other obligation (other than this Agreement, the other Loan Documents and, for purposes of clause (i) below, the Santee Agreements) which could (i) directly or indirectly restrict, prohibit or require the consent of any Person with respect to the payment of dividends or distributions or the making or repayment of intercompany loans by a Subsidiary of the Company to the Company (or, to the extent applicable, another Subsidiary), (ii) prohibit the creation or assumption of any Lien on its properties, revenues or assets, whether now owned or hereafter acquired, to secure the Obligations (except that if any property or asset is subject to a Permitted Lien, the documentation giving rise to such Permitted Lien may restrict the creation or assumption of another Lien on such property or asset), or (iii) restrict the ability of the Company or any of its Subsidiaries to amend or modify this Agreement or any other Loan Document.

      8.17 Accounting Changes. The Company shall not, and shall not permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of the Company.

      8.18 Santee Agreements. The Company will not permit the execution of a definitive Product Purchase Agreement, or any amendment to the Product Purchase Agreement, which is substantially inconsistent with the terms and provisions set forth on Schedule 1.1(d) in any manner which is adverse to the Company, HMI or any other Subsidiary of the Company. The Company will not permit the execution of a definitive Santee Debt Placement Agreement, or any amendment to the Santee Debt Placement Agreement, which is substantially inconsistent with the terms and provisions set forth on Schedule 1.1(e) in any manner which is adverse to Santee.

                                   ARTICLE IX

                                EVENTS OF DEFAULT

      9.1 Event of Default. Any of the following shall constitute an "Event of Default":

            (a) Non-Payment. Either Borrower fails to pay, (i) when and as required to be paid herein, any amount of principal of any Loan or (ii) within five days after the same becomes due, any interest, fee or any other amount payable to any Agent or any Lender hereunder or under any other Loan Document.

            (b) Representation or Warranty. Any representation or warranty by the Company or any Subsidiary made or deemed made herein, in any other Loan Document, or which is contained in any certificate, document or financial or other statement of the Company, any Subsidiary or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made.


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            (c) Specific Defaults. Either Borrower fails to perform or observe any term, covenant or agreement contained in Article VIII (other than Sections
8.1 and 8.5).

            (d) Other Defaults. The Company fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of 30 days (or, in the case of Section 8.1 or 8.5, 15 days) after the earlier of (i) the date upon which a Responsible Officer knew of such failure or (ii) the date upon which written notice thereof is given to the Company by any Agent or any Lender.

            (e) Cross-Default. The Company or any Subsidiary (i) fails to make any payment of principal of or interest on any Indebtedness or Contingent Obligation having an aggregate principal amount (including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $15,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure; or (ii) fails to perform or observe any other condition or covenant, or any other default by the Company or any Subsidiary shall occur, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation (other than a Guaranty Obligation), if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, such Indebtedness or Contingent Obligation to be declared to be due and payable prior to its stated maturity or cash collateral in respect thereof to be demanded.

            (f) Insolvency; Voluntary Proceedings. The Company or any Subsidiary
(i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing.

            (g) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Company or any Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Company's or any Subsidiary's properties, and such proceeding or petition shall not be dismissed, or such


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writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded, within 60 days after commencement, filing or levy; (ii) the Company or any Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or
(iii) the Company or any Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business.

            (h) ERISA. (i) An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $15,000,000 (or, in the case of a contribution failure sufficient to give rise to a Lien under Section 302(f) of ERISA, in any amount); or (ii) the Company or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $5,000,000.

            (i) Monetary Judgments. One or more non-interlocutory judgments, non-interlocutory orders, decrees or arbitration awards is entered against the Company or any Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, of $15,000,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of 30 days after the entry thereof.

            (j) Non-Monetary Judgments. Any non-monetary judgment, order or decree is entered against the Company or any Subsidiary which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

            (k) Change of Control. (i) A majority of the Board of Directors of the Company shall not be Continuing Directors (as defined below), (ii) any Person or group of Persons (within the meaning of Section 13 or 14 of the Exchange Act shall acquire beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the


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outstanding shares of Voting Stock of the Company and, at any time, the beneficial ownership interest of such Person or group of Persons shall be greater than the beneficial ownership interest of Z/C and its Affiliates or
(iii) a "Change in Control" as defined in the Subordinated Note Indenture shall have occurred. For purposes of clause (i) above, "Continuing Directors" means, as of any date, (A) individuals who on the date one year prior to such date were members of the Company's (or, during the first year after the Restructuring Effective Date, QFC's) Board of Directors and (B) any new Directors whose nomination for election by the Company's shareholders was approved by a vote of at least a majority of the Directors on the date of such nomination who either were Directors of the Company (or, during the first year after the Restructuring Effective Date, of QFC) on the date one year prior to the date of such nomination or whose nomination for election was previously so approved.

            (l) Ownership of Certain Subsidiaries. Prior to the Restructuring Effective Date, HMI shall fail to be a direct or indirect Wholly-Owned Subsidiary of QFC; or on and after the Restructuring Effective Date, (i) Holdings shall fail to be a direct or indirect Wholly-Owned Subsidiary of Parent or (ii) QFC and HMI shall fail to be direct or indirect Wholly-Owned Subsidiaries of Holdings.

            (m) Guaranties. Any Guaranty shall cease to be in full force and effect with respect to any applicable Guarantor (other than as a result of a transaction expressly permitted herein), any Guarantor shall fail to comply with or to perform any applicable provision of any Guaranty, or any applicable Guarantor (or any person by, through or on behalf of any applicable Guarantor) shall contest in any manner the validity, binding nature or enforceability of any Guaranty.

            (n) Collateral Documents, etc. Any Collateral Document shall cease to be in full force and effect with respect to any applicable Credit Party, any applicable Credit Party shall fail to comply with or to perform any applicable provision of any Collateral Document, or any applicable Credit Party (or any Person by, through or on behalf of any applicable Credit Party) shall contest in any manner the validity, binding nature or enforceability of any Collateral Document.

      9.2 Remedies. If any Event of Default occurs, the Paying Agent shall, at the request of, or may, with the consent of, the Majority Lenders do any or all of the following:

            (a) declare the commitment of each Lender to make Loans and any obligation of the Issuing Lenders to Issue Letters


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of Credit to be terminated, whereupon such commitments and obligation shall be terminated;

            (b) declare an amount equal to the maximum aggregate amount that is or at any time thereafter may become available for drawing under any outstanding Letter of Credit (whether or not any beneficiary shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under such Letter of Credit) to be immediately due and payable, and declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers; and

            (c) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in subsection
(f) or (g) of Section 9.1 (in the case of clause (i) of subsection (g) upon the expiration of the 60-day period mentioned therein), the obligation of each Lender to make Loans and any obligation of the Issuing Lenders to Issue Letters of Credit shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Paying Agent, any Issuing Lender or any Lender.

      9.3 Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other right, power, privilege or remedy provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

                                    ARTICLE X

                           PARENT GUARANTY PROVISIONS

      10.1 Parent Guaranty. Parent hereby absolutely, unconditionally and irrevocably, as primary obligor and not merely as surety, guarantees the full and prompt payment when due, whether by acceleration or otherwise, and at all times thereafter, of all obligations (monetary or otherwise) of the Borrowers to each of the Lenders and the Agents, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, including (without limitation) all obligations which


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arise out of or in connection with this Agreement, the Notes, the Letters of
Credit or any other Loan Document, in each case as the same may be amended, modified, extended or renewed from time to time (all such obligations being herein collectively called the "Guaranteed Obligations").

      This Parent Guaranty constitutes a guaranty by Parent of payment when due and not of collection, and Parent specifically agrees that it shall not be necessary or required that the Agents or any Lender exercise any right, assert any claim or demand or enforce any remedy whatsoever against the Borrowers (or any other Person) before or as a condition to the obligations of Parent hereunder.

      10.2 Acceleration of Parent Guaranty. Parent agrees that, in the event of any Event of Default under subsection 9.1(f) or (g) of this Agreement, and if such event shall occur at a time when any of the Guaranteed Obligations are not then due and payable, Parent shall pay to the Paying Agent for the account of the Agents and the Lenders forthwith the full amount which would be payable hereunder by Parent if all Obligations (including contingent obligations with respect to Letters of Credit) were then due and payable.

      10.3 Parent Guaranty Absolute, etc. This Parent Guaranty shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment by Parent, and shall remain in full force and effect until all Guaranteed Obligations have been paid in full, finally and indefeasibly, all other obligations of Parent hereunder shall have been paid in full, finally and indefeasibly, and the Commitments, the Letters of Credit and any other commitments by the Lenders or the Agents to the Borrowers shall have terminated. Parent guarantees that the Guaranteed Obligations shall be paid strictly in accordance with the terms of this Agreement and each other Loan Document under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Agent or any Lender with respect thereto. The creation or existence from time to time of additional Guaranteed Obligations to the Agents or the Lenders or any of them is hereby authorized, without notice to Parent, and shall in no way impair the rights of the Agents or the Lenders or the obligations of Parent under this Parent Guaranty, including Parent's guaranty of such additional Guaranteed Obligations. The liability of Parent under this Parent Guaranty shall be absolute, unconditional and irrevocable irrespective of:

            (a) any lack of validity, legality or enforceability of this Agreement, any Note or any other Loan Document;

            (b) the failure of any Agent or any Lender


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                  (i) to assert any claim or demand or to enforce any right or remedy against the Borrowers or any other Person (including any other guarantor) under the provisions of this Agreement, any Note, any other Loan Document or otherwise, or

                  (ii) to exercise any right or remedy against any other
            guarantor of, or collateral securing, any Guaranteed Obligations;

            (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other extension, compromise or renewal of any Guaranteed Obligation;

            (d) any reduction, limitation, impairment or termination of any Guaranteed Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and Parent hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Guaranteed Obligations;

            (e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of this Agreement, any Note or any other Loan Document;

            (f) (i) any addition, exchange, release, surrender or non-perfection of any collateral or (ii) any amendment to or waiver or release or addition of, or consent to departure from, any other guaranty held by any Agent or any Lender, securing or supporting any of the Guaranteed Obligations; or

            (g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, Parent, the Borrowers, any surety or any guarantor (other than the defense of payment).

      10.4 Reinstatement, etc. Parent agrees that this Parent Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Guaranteed Obligations is rescinded or must otherwise be restored by any Agent or any Lender, upon the insolvency, bankruptcy or reorganization of either Borrower, any other Person or otherwise, as though such payment had not been made.


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      10.5 Waiver, etc. Parent hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Parent Guaranty and any requirement that any Agent or any Lender protect, secure, perfect or insure any security interest or Lien, or any property subject thereto, or exhaust any right or take any action against the Borrowers or any other Person (including any other guarantor) or entity or any collateral securing any Guaranteed Obligations.

      10.6 Delay of Subrogation. Notwithstanding any payment made by or for the account of Parent pursuant to this Parent Guaranty, Parent shall not be subrogated to any right of the Agent or any Lender until such time as the Agents and the Lenders have received final payment in cash of the full amount of all Guaranteed Obligations and all other obligations of Parent hereunder.

      10.7 Binding on Successors, Transferees and Assigns; Assignment of Parent Guaranty. This Parent Guaranty shall be binding upon Parent and its successors, transferees and assigns, and all references herein to a Borrower or to Parent shall be deemed to include any of such Person's successor or successors, whether intermediate or remote. Any Lender may from time to time, to the extent and in the manner provided in Section 12.8 of this Agreement, without notice to Parent, assign or transfer any or all of the Guaranteed Obligations or any interest therein; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Guaranteed Obligations shall be and remain Guaranteed Obligations for purposes of this Parent Guaranty, and each and every immediate and successive assignee or transferee of any of the Guaranteed Obligations or of any interest therein shall, to the extent of the interest of such assignee or transferee in the Guaranteed Obligations, be entitled to the benefits of this Parent Guaranty and shall be protected to the same extent as if such assignee or transferee were an original Lender.

      10.8 No Waiver; Remedies; Security. In addition to, and not in limitation of, Section 10.3 and Section 10.5, no failure on the part of any Agent or any Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.


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                                   ARTICLE XI

                                   THE AGENTS

      11.1 Appointment and Authorization. (a) Each Lender hereby irrevocably (subject to Section 11.9) appoints, designates and authorizes each Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, no Agent shall have any duties or responsibilities, except those expressly set forth herein, nor shall any Agent have or be deemed to have any fiduciary relationship with any Lender or any other Agent, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent.

            (b) Each Issuing Lender shall act on behalf of the Lenders with respect to any Letter of Credit Issued by it and the documents associated therewith until such time and except for so long as the Paying Agent may agree at the request of the Majority Lenders to act for such Issuing Lender with respect thereto; provided, however, that each Issuing Lender shall have all of the benefits and immunities (i) provided to the Agents in this Article XI with respect to any act taken or omission suffered by such Issuing Lender in connection with the Letters of Credit Issued by it or proposed to be Issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Agent", as used in this Article XI, included such Issuing Lender with respect to such act or omission, and (ii) as additionally provided in this Agreement with respect to such Issuing Lender.

      11.2 Delegation of Duties. Each Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

      11.3 Liability of Agents. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the


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Lenders for any recital, statement, representation or warranty made by the
Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by any Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or either Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.

      11.4 Reliance by Agents. (a) Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Credit Party), independent accountants and other experts selected by such Agent. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders (or, if expressly required by the provisions hereof, the Supermajority Lenders or all Lenders) as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. As between the Agent and the Lenders, each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Lenders (or, if expressly required by the provisions hereof, the Supermajority Lenders or all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

            (b) For purposes of determining compliance with the conditions specified in Section 5.1, each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by any Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to


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be consented to or approved by or acceptable or satisfactory to such Lender.

      11.5 Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Unmatured Event of Default or Event of Default (except in the case of the Paying Agent, with respect to defaults in the payment of principal, interest and fees required to be paid to the Paying Agent for the account of the Lenders) unless such Agent shall have received written notice from a Lender, another Agent or a Credit Party referring to this Agreement, describing such Unmatured Event of Default or Event of Default and stating that such notice is a "notice of default". Each Agent will notify the other Agents and the Lenders of its receipt of any such notice. The Agents shall take such action with respect to such Unmatured Event of Default or Event of Default as may be requested by the Majority Lenders in accordance with Article IX; provided, however, that unless and until the Agents have received any such request, each Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Unmatured Event of Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

      11.6 Credit Decision. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by any Agent hereinafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to each Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and the other Credit Parties. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by an Agent, no Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business,


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prospects, operations, property, financial and other condition or creditworthiness of the Company or any other Credit Party which may come into the possession of any of the Agent-Related Persons.

      11.7 Indemnification of Agents. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrowers and without limiting the obligation of the Borrowers to do so), pro rata, from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of the Indemnified Liabilities resulting from such Person's bad faith, gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse each Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that such Agent is not reimbursed for such expenses by or on behalf of the Borrowers. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of any Agent.

      11.8 Agents in Individual Capacity. BofA, Chase and each of their respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though BofA or Chase, as the case may be, were not an Agent hereunder, without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, BofA, Chase or any of their respective Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Subsidiary) and acknowledge that no Agent shall be under any obligation to provide such information to them. With respect to its Loans, each of BofA and Chase and any of their respective Affiliates shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not an Agent-Related Person.

      11.9 Successor Agent. Each Agent may, and at the request of the Majority Lenders shall, resign as an Agent upon 30 days' notice to the Lenders. If the Paying Agent resigns under this Agreement, then Chase (so long as it is still an Administrative


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Agent) shall be deemed to have been appointed the successor paying agent;
provided that if Chase declines to serve as successor paying agent or Chase is the resigning Paying Agent, then the Majority Lenders shall appoint from among the Lenders a successor paying agent. If no successor paying agent is appointed prior to the effective date of the resignation of the retiring Paying Agent, the retiring Paying Agent may appoint, after consulting with the Lenders and the other Agent (if any), a successor agent from among the Lenders. Any appointment of a successor paying agent by the Majority Lenders or the retiring Paying Agent pursuant to either of the two preceeding sentences shall, so long as no Event of Default or Unmatured Event of Default exists, be subject to the approval of the Company (which approval shall not be unreasonably withheld or delayed). Upon the acceptance of its appointment as successor paying agent hereunder, such successor paying agent shall succeed to all the rights, powers and duties of the retiring Paying Agent and shall become (unless it already is) an "Administrative Agent" hereunder, the terms "Paying Agent" and "Administrative Agent" shall mean and include such successor paying agent and the retiring Paying Agent's appointment, powers and duties as Paying Agent and Administrative Agent shall be terminated. After any retiring Agent's resignation hereunder as an Agent, the provisions of this Article XI and Sections 12.4 and 12.5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement. If the Paying Agent resigns and no successor paying agent has accepted appointment as the Paying Agent by the date which is 30 days following the retiring Paying Agent's notice of resignation, the retiring Paying Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Paying Agent hereunder until such time, if any, as the Majority Lenders appoint a successor paying agent as provided for above. Notwithstanding anything to the contrary set forth above, BofA may not be removed as an Agent at the request of the Majority Lenders unless BofA is simultaneously replaced as an Issuing Lender and as Swingline Lender pursuant to documentation in form and substance reasonably satisfactory to BofA.

      11.10 Withholding Tax. (a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the Code and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Section 1441 or 1442 of the Code, such Lender shall deliver to the Paying Agent and the
Borrowers:

                  (i) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W-8 before the payment of any interest in the first calendar year and (except to the extent it is unable to do so as a result of a change in law after the date hereof) before the payment of


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      any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                  (ii) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Lender and (except to the extent it is unable to do so as a result of a change in law after the date hereof) in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W-9; and

                  (iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Each such Lender agrees to notify the Paying Agent and the Borrowers promptly of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

            (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of either Borrower to such Lender, such Lender agrees to notify the Paying Agent and such Borrower of the percentage amount in which it is no longer the beneficial owner of Obligations of such Borrower to such Lender. To the extent of such percentage amount, the Paying Agent and the applicable Borrower will treat such Lender's IRS Form 1001 as no longer valid.

            (c) If any Lender claims exemption from United States withholding tax by filing IRS Form 4224 with the Paying Agent and either Borrower and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of such Borrower to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

            (d) If any Lender is entitled to a reduction in the applicable withholding tax, the Paying Agent or the applicable Borrower may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to


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the Paying Agent or the applicable Borrower, then the Paying Agent or such
Borrower may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

            (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Paying Agent or either Borrower did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify the Paying Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Lender shall indemnify the Paying Agent or such Borrower fully for all amounts paid, directly or indirectly, by the Paying Agent or such Borrower as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Paying Agent or such Borrower under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Paying Agent.

      11.11  Collateral Matters.

            (a) The Paying Agent is authorized on behalf of all the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time to take any action with respect to any collateral or the Collateral Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the collateral granted pursuant to the Collateral Documents.

            (b) The Lenders irrevocably authorize the Paying Agent, at its option and in its discretion, (i) to release any Guarantor (other than the Company, either Borrower, QFC or HMI) from its obligations under the applicable Guaranty if such Guarantor ceases to be a Subsidiary as a result of a transaction permitted by this Agreement and (ii) to release any Lien granted to or held by the Paying Agent upon any collateral (A) upon termination of the commitments of the Lenders hereunder and payment in full of all Loans and all other obligations known to the Paying Agent and payable under this Agreement or any other Loan Document; (B) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; (C) consisting of an Intercompany Note which has been paid in full; or (D) if approved, authorized or ratified in writing by the Majority Lenders or, if required by Section 12.1(e), all the Lenders. Upon request by the Paying Agent at any time, the Lenders will confirm in writing the Paying Agent's


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authority to release any Guarantor or any particular type or item of Collateral pursuant to this subsection 11.11(b).

      11.12 Other Agents. None of the Lenders identified on the signature pages of this Agreement or otherwise herein as being a "managing agent" or a "co-agent" (collectively, the "Other Agents") shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders. Each Lender acknowledges that it has not relied, and will not rely, on any of the Other Agents in deciding to enter into this Agreement or in taking or refraining from taking any action hereunder or pursuant hereto.

                                   ARTICLE XII

                                  MISCELLANEOUS

      12.1 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Company or either Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Majority Lenders (or by the Administrative Agents at the written request of the Majority Lenders), the Company and the Borrowers and acknowledged by the Agents, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such waiver, amendment or consent, unless in writing and signed by the Supermajority Lenders and the Borrowers and acknowledged by the Agents, shall modify Schedule 2.9 or the terms of any scheduled reduction of the Acquisition Facility Commitment Amount as set forth in Section 2.6(b); provided, further, that no such waiver, amendment or consent shall, unless in writing and signed by all of the Lenders, the Company and the Borrowers (or the other applicable Credit Parties) and acknowledged by each Agent, do any of the following:

            (a) increase or extend the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 9.2);

            (b) extend the final maturity of the Term Loans or, except as set forth in the first proviso set forth above, postpone or delay any date fixed by this Agreement or any other Loan Document for any other payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

            (c) reduce the principal of, or the rate of interest specified herein on, any Loan, or (subject to clause (iv) below) reduce any fees or other amounts payable hereunder or under any other Loan Document;


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            (d) change the aggregate Pro Rata Share which is required for the
Lenders or any of them to take any action hereunder;

            (e) release any Guaranty or release all or substantially all of the collateral granted under any Pledge Agreement; or

            (f) amend this Section, or Section 2.15, or any provision herein providing for consent or other action by all Lenders;

and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the applicable Issuing Lender in addition to the Majority Lenders or all the Lenders, as the case may be, affect the rights or duties of such Issuing Lender under this Agreement or any L/C-Related Document relating to any Letter of Credit Issued or to be Issued by it, (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swingline Lender in addition to the Majority Lenders or all Lenders, as the case may be, affect the rights and duties of the Swingline Lender under this Agreement, (iii) no amendment, waiver or consent shall, unless in writing and signed by each Agent in addition to the Majority Lenders or all the Lenders, as the case may be, affect the rights or duties of any Agent under this Agreement or any other Loan Document, and (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto.

      12.2 Notices. (a) All notices, requests and other communications hereunder shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Company by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on Schedule 12.2 and (ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered to the address or facsimile number specified for notices on Schedule 12.2; or, as directed to the Company, either Borrower or the applicable Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Company, the Borrowers and each Agent.

            (b) All such notices, requests and communications shall, if sent by overnight delivery, hand delivery or registered or certified mail, be effective when delivered (or when delivery is refused), and, if faxed, be effective when received in legible form by facsimile machine; except that notices pursuant to
Article II, III or XI to any Agent shall not be effective until


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actually received by such Agent, and notices pursuant to Article III to any
Issuing Lender shall not be effective until actually received by such Issuing Lender at the address specified for such Issuing Lender on Schedule 12.2.

            (c) Any agreement of any Agent and the Lenders herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Borrowers. The Agents and the Lenders shall be entitled to rely on the authority of any Person purporting to be a Person authorized by either Borrower to give such notice, and the Agents and the Lenders shall not have any liability to such Borrower or any other Person on account of any action taken or not taken by the Agents or the Lenders in reliance upon such telephonic or facsimile notice. The obligation of the Borrowers to repay the Loans and L/C Obligations shall not be affected in any way or to any extent by any failure of any Agent or any Lender to receive written confirmation of any telephonic or facsimile notice or the receipt by any Agent or any Lender of a confirmation which is at variance with the terms understood by such Agent or such Lender to be contained in the telephonic or facsimile notice.

      12.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

      12.4 Costs and Expenses.

            (a) Whether or not the transactions contemplated hereby are consummated, the Borrowers shall pay or reimburse each of the Agents and the Arrangers within five Business Days after demand (subject to subsection 5.1(e)) for all reasonable out-of-pocket costs and expenses incurred by such Agent or Arranger in connection with the development, preparation, syndication, execution, delivery and administration of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any other Loan Document and any other document prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including Attorney Costs incurred by the Agents and the Arrangers with respect thereto.

            (b) The Borrowers shall pay or reimburse each Agent, each Arranger and each Lender within five Business Days after demand (subject to subsection 5.1(e)) for all costs and expenses (including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement or preservation of any


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right or remedy under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding).

            (c) The agreements in this Section shall survive the termination of the Agreement and payment of all other Obligations.

      12.5 Indemnification by Borrowers. Whether or not the transactions contemplated hereby are consummated, the Borrowers shall indemnify and hold the Agent-Related Persons and each Lender and each of their respective officers, directors, employees, counsel, agents and attorneys-in-fact (each an "Indemnified Person") harmless from and against any and all claims, liabilities, losses, damages (or actions or other proceedings commenced or threatened in respect thereof) and related expenses (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans, the termination of the Letters of Credit and the termination, resignation or replacement of any Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Person that arise out of, result from or in any way relate to this Agreement or any other Loan Document, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or Letters of Credit or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided that the Borrowers shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities to the extent resulting from the (x) bad faith, gross negligence or willful misconduct of an Indemnified Person or (y) in connection with a claim brought by a Credit Party against such Indemnified Person that has been resolved in favor of such Credit Party by a final, non-appealable judgment of a court of competent jurisdiction. The agreements in this Section shall survive the termination of this Agreement and payment of all other Obligations.

      12.6 Payments Set Aside. To the extent that either Borrower makes a payment to the Agents or the Lenders, or the Agents or the Lenders exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise,


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

then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the applicable Agent upon demand its pro rata share of any amount so recovered from or repaid by such Agent. The agreements in this Section shall survive the termination of this Agreement and payment of all other Obligations.

      12.7 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that neither the Company nor either Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Agent and each Lender.

      12.8 Assignments, Participations, etc. (a) Any Lender may, subject to the last sentence of this subsection 12.8(a), with the written consent of the Agents (which consents shall not be unreasonably withheld or delayed) and, unless an Event of Default exists under subsection (a), (f) or (g) of Section 9.1 or any other Event of Default exists which has been continuing for 90 consecutive days, the Company (which consent of the Company shall not be unreasonably withheld or delayed), at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Company or the Agents shall be required in connection with any assignment and delegation by a Lender to an Eligible Assignee that is an Affiliate of such Lender or to another Lender) (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitment, the L/C Obligations and the other rights and obligations of such Lender hereunder, in a minimum amount of $10,000,000 (or, if less, the amount of such Lender's Commitment); provided that after giving effect to such assignment, the assigning Lender retains a Commitment of at least $10,000,000 (unless such Lender's Commitment is reduced to $0 in connection with such assignment); provided, further, that the Borrowers and the Agents may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company and the Agents by such Lender and the Assignee; (ii) such Lender and the Assignee shall have delivered to the Company and the Agents an Assignment and Acceptance in the form of Exhibit F ("Assignment and Acceptance") together with any Note or Notes subject to such assignment and (iii) the assignor Lender or the Assignee shall have paid to the Paying Agent a processing fee in the amount of $3,500. So long as no Event of Default exists under subsection (a), (f) or (g) of Section 9.1 or


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any other Event of Default exists which has been continuing for 90 consecutive days, upon disclosing any non-public information relating to the Company or any Subsidiary to any prospective assignee (and at least three Business Days before the date any Lender gives notice of any assignment or delivers any Assignment and Acceptance referred to above), such Lender shall notify the Company of its intention to make an assignment (it being understood that failure of a Lender to comply with its obligations under this sentence shall not, in and of itself, constitute a reasonable basis to withhold consent to an assignment).

            (b) From and after the date that the Paying Agent notifies the assignor Lender that it has received (and, to the extent required by subsection 12.8(a), the Administrative Agents have given their consent, and have received the consents of the Borrowers with respect to) an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

            (c) Any Lender may, subject to giving prior written notice to the Company, at any time sell to one or more Persons not Affiliates of the Company (a "Participant") participating interests in any Loan, the Commitment of such Lender and the other interests of such Lender (the "originating Lender") hereunder and under the other Loan Documents; provided that (i) the originating Lender's obligations under this Agreement shall remain unchanged, (ii) the originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Borrowers and the Agents shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would be required to be signed by all Lenders pursuant to Section 12.1. In the case of any such participation, the Participant shall be entitled to the benefit of Sections 4.1, 4.3, 4.4 and 12.5 as though it were also a Lender hereunder, and if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the


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occurrence of an Event of Default, the Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.

            (d) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and any Note held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR ss.203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

      12.9 Confidentiality. Each Lender agrees to take and to cause its Affiliates to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information provided to such Lender by the Company or any Subsidiary, or by any Agent on the Company's or such Subsidiary's behalf, under this Agreement or any other Loan Document, and neither such Lender nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with the Company or any Subsidiary, except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by such Lender or (ii) was or becomes available on a non-confidential basis from a source other than the Company or a Subsidiary, provided that such source is not bound by a confidentiality agreement with the Company or any Subsidiary known to the Lender; provided, however, that any Lender may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Lender is subject or in connection with an examination of such Lender by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which any Agent or any Lender, or their respective Affiliates, may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Lender's independent auditors and, to the extent reasonably necessary in connection with this Agreement, other professional advisors (subject in each case to the confidentiality restrictions set forth in this Section 12.9); (G) to any Participant or Assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Lenders hereunder; (H) as to any Lender or its Affiliates, as expressly permitted under the terms of any other document or


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agreement regarding confidentiality to which the Company or any Subsidiary is party or is deemed party with such Lender or such Affiliate; and (I) to its Affiliates (to the extent permitted by applicable law).

      12.10 Set-off. In addition to any right or remedy of the Lenders provided by law, if any amount is due and payable to any Lender hereunder, such Lender is authorized at any time and from time to time, without prior notice to the Company or either Borrower, any such notice being waived by the Company and each Borrower to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the Company or such Borrower against any amount owed by the Company or such Borrower, irrespective of whether or not such Agent or such Lender shall have made demand under this Agreement or any Loan Document. Each Lender agrees promptly to notify the Company or the applicable Borrower, as the case may be, and the Paying Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

      12.11 Automatic Debits of Fees. With respect to any commitment fee, arrangement fee, agency fee, letter of credit fee or other fee due and payable to any Agent, any Issuing Lender, any Lender, the Swingline Lender or the Arrangers under the Loan Documents, each Borrower hereby irrevocably authorizes BofA to debit any deposit account of such Borrower with BofA in an amount such that the aggregate amount debited from all such deposit accounts does not exceed such fee or other cost or expense. If there are insufficient funds in such deposit accounts to cover the amount of the fee or other cost or expense then due, such debits will be reversed (in whole or in part, in BofA's sole discretion) and such amount not debited shall be deemed to be unpaid. No such debit under this Section shall be deemed a set-off.

      12.12 Notification of Addresses, Lending Offices, Etc. Each Lender shall notify each Agent in writing of any changes in the address to which notices to such Lender should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as any Agent shall reasonably request.

      12.13 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of which taken together shall be deemed to constitute but one and the same instrument.


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      12.14 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or such instrument or agreement.

      12.15 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the Company, the Borrowers, the Lenders, the Agents and the Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

      12.16 Subsidiary References. The provisions of this Agreement relating to Subsidiaries of the Company shall apply only at such times as the Company has one or more Subsidiaries; and the provision of this Agreement regarding consolidated financial statements and covenants shall apply only at such times as the Company has one or more consolidated subsidiaries.

      12.17 Governing Law and Jurisdiction. (a) THIS AGREEMENT AND ANY NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

            (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF ILLINOIS, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. EACH OF THE PARTIES HERETO WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY ILLINOIS LAW.

      12.18 Waiver of Jury Trial. EACH OF THE PARTIES HERETO WAIVES ITS RIGHT TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH OF THE PARTIES HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION

SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENT, RENEWAL, SUPPLEMENT OR MODIFICATION TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

      12.19 Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the parties hereto, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

      12.20 Restructuring Effective Date. All of the parties hereto agree that, effective upon the Restructuring Effective Date without further act or deed of any of the parties hereto, (x) Holdings will assume all liabilities and obligations of QFC with respect to the Revolving Loans, the Swingline Loans, the Letters of Credit, the L/C Obligations and Acquisition Loans and under the Notes with respect thereto (and, except to the extent provided in the Intercompany Guaranty (Holdings), QFC will be released from its obligations with respect thereto), (y) the commitments of the Lenders to make Revolving Loans, Issue Letters of Credit and make Acquisition Loans shall be deemed to be extended to Holdings rather than QFC, and (z) Holdings shall (and hereby agrees that it will be) the "Borrower" for purposes of all Revolving Loans, Swingline Loans, Letters of Credit, L/C Obligations, Acquisition Loans and other matters related to or arising in respect of the commitments to extend credit in the amount of the Revolving Commitment Amount and the Acquisition Facility Commitment Amount.

      12.21 Amendment and Restatement. This Agreement is an amendment and restatement of the Existing Agreement and, upon the effectiveness hereof pursuant to Section 5.1, shall replace the Existing Agreement in its entirety (except that any provision of the Existing Agreement which by its terms survives the termination thereof shall survive such replacement).

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in Chicago, Illinois by their proper and duly authorized officers as of the day and year first above written.

                                   QUALITY FOOD CENTERS, INC.


                                   By: /s/ Marc Evanger
                                       --------------------------------
                                   Title: Vice President, Chief
                                          Financial Officer and
                                          Secretary/Treasurer


                                   QUALITY FOOD HOLDINGS, INC.


                                   By: /s/ Marc Evanger
                                       --------------------------------
                                   Title: Vice President and Chief
                                          Financial Officer


                                   QUALITY FOOD, INC.


                                   By: /s/ Marc Evanger
                                       --------------------------------
                                   Title: Vice President and Chief
                                          Financial Officer


                                   BANK OF AMERICA NATIONAL TRUST
                                   AND SAVINGS ASSOCIATION,
                                   as Administrative Agent and Paying
                                   Agent


                                   By: /s/ Eric A. Schubert
                                       --------------------------------
                                   Title:__________________________________


                                   BANK OF AMERICA NATIONAL TRUST
                                   AND SAVINGS ASSOCIATION,
                                   as Issuing Lender and Lender


                                   By: /s/ Eric A. Schubert
                                       --------------------------------
                                   Title:__________________________________

                                   THE CHASE MANHATTAN BANK,
                                   as Administrative Agent


                                   By: /s/
                                       --------------------------------
                                   Title:__________________________________


                                   THE CHASE MANHATTAN BANK,
                                   as Issuing Lender and Lender


                                   By: /s/
                                       --------------------------------
                                   Title:__________________________________


                                   NATIONSBANK OF TEXAS, N.A., as
                                   Managing Agent and as a Lender


                                   By: /s/
                                       --------------------------------
                                   Title:__________________________________


                                   BANQUE PARIBAS, as Co-Agent and as
                                    a Lender


                                   By: /s/ Gerarld E. O'Keefe
                                       --------------------------------
                                   Title:__________________________________

                                   By: /s/ Clark King III
                                       --------------------------------
                                   Title:__________________________________


                                   CAISSE NATIONALE DE CREDIT
                                   AGRICOLE, S.A., as Co-Agent and as
                                   a Lender


                                   By: /s/ Dean Balice
                                       --------------------------------
                                   Title:__________________________________


                                   FIRST BANK NATIONAL ASSOCIATION, as
                                   Co-Agent and as a Lender


                                   By: /s/ Robert W. Miller
                                       --------------------------------
                                   Title:__________________________________

                                   PNC BANK, NATIONAL ASSOCIATION, as
                                   Co-Agent and as a Lender


                                   By: /s/
                                       --------------------------------
                                   Title:__________________________________


                                   MORGAN GUARANTY TRUST COMPANY OF
                                   NEW YORK, as Co-Agent and as a
                                   Lender


                                   By: /s/ Adam J. Silver
                                       --------------------------------
                                   Title:__________________________________


                                   THE BANK OF NEW YORK, as Co-Agent
                                   and as a Lender


                                   By: /s/ R. Was Towns
                                       --------------------------------
                                   Title:__________________________________


                                   UNION BANK OF CALIFORNIA, N.A. as
                                   Co-Agent, Issuing Lender and as a
                                   Lender


                                   By: /s/ Richard A. Sutter
                                       --------------------------------
                                   Title:__________________________________


                                   ABN-AMRO BANK N.V.


                                   By: /s/ Christian H. Sievers
                                       --------------------------------
                                   Title:__________________________________


                                   By: /s/ James J. Rice
                                       --------------------------------
                                   Title:__________________________________

                                   THE BANK OF NOVA SCOTIA


                                   By: /s/
                                       --------------------------------
                                   Title:__________________________________

                                   By: /s/
                                       --------------------------------
                                   Title:__________________________________

                                   CIBC INC.


                                   By: /s/
                                       --------------------------------
                                   Title:__________________________________


                                   DRESDNER BANK AG NEW YORK AND GRAND
                                   CAYMAN ISLAND BRANCHES


                                   By: /s/
                                       --------------------------------
                                   Title:__________________________________

                                   By: /s/
                                       --------------------------------
                                   Title:__________________________________


                                   CREDIT LYONNAIS CHICAGO BRANCH


                                   By: /s/
                                       --------------------------------
                                   Title:__________________________________


                                   KEYBANK NATIONAL ASSOCIATION


                                   By: /s/
                                       --------------------------------
                                   Title:__________________________________


                                   THE FIRST NATIONAL BANK OF CHICAGO


                                   By: /s/
                                       --------------------------------
                                   Title:__________________________________


                                   HARRIS TRUST & SAVINGS BANK


                                   By: /s/
                                       --------------------------------
                                   Title:__________________________________


                                   THE LONG-TERM CREDIT BANK OF JAPAN
                                   LTD. LOS ANGELES AGENCY


                                   By: /s/
                                       --------------------------------
                                   Title:__________________________________

                                   US BANK OF WASHINGTON, NATIONAL
                                   ASSOCIATION


                                   By: /s/
                                       --------------------------------
                                   Title:__________________________________

                         SCHEDULES AND EXHIBITS OMITTED